SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ACI WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ACI Worldwide®

2024
Annual Meeting of Stockholders

Date: June 4, 2024

Time: 11:00 AM ET

Place: Via live audio-only webcast at www.proxydocs.com/ACIW

Notice of 2024 Annual Meeting of Stockholders

2024 Annual General Meeting of Stockholders Details

Date	June 4, 2024

Time	11:00 a.m. Eastern Time

Place	Via a live audio-only webcast at www.proxydocs.com/ACIW There is no physical location for the 2024 Annual Meeting.

Record Date	Close of business on April 9, 2024

Items of Business

•  To elect the eight directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2025 Annual Meeting of Stockholders;

•  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;

•  To conduct an advisory vote to approve named executive officer compensation; and

•  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We have adopted a virtual format for our 2024 Annual Meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ACIW. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or, if you requested printed proxy materials, by mailing a completed proxy card. For more detailed information regarding how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled Questions and Answers About this Proxy Material and Voting beginning on page 2 of the Proxy Statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON JUNE 4, 2024

Our Proxy Statement and Annual Report are also available online at

www.proxydocs.com/ACIW

2024 PROXY STATEMENT

Proxy Statement Table of Contents

About ACI	1

Annual Meeting Proposals	2

Proposal	2

2024 PROXY STATEMENT i

ii

Delivery of Documents to Stockholders Sharing an Address	Delivery of Documents to Stockholders Sharing an Address	72

Annual Report	Annual Report	73
	Stockholder Communications with our Board	73
Other Matters	Other Matters	74
Appendix A	Appendix A	A-1

2024 PROXY STATEMENT iii

Proxy Statement for the Annual Meeting of Stockholders to be held on June 4, 2024

About ACI

ACI Worldwide is a global leader in mission-critical, real-time payments software. Our proven, secure and scalable software solutions enable leading corporations, fintechs and financial disruptors to process and manage digital payments, power omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with a local presence to drive the real-time digital transformation of payments and commerce.

In this Proxy Statement, the terms “ACI,” the “Company,” “we,” and “our” refer to ACI Worldwide, Inc.

This Proxy Statement contains a report issued by the Audit Committee relating to certain of its activities during 2023 and a report issued by the Compensation and Leadership Development Committee relating to executive compensation during 2023. Stockholders should be aware that under Securities and Exchange Commission rules, these committee reports are not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and are not incorporated by reference in any past or future filing by ACI Worldwide, Inc. under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced. Additionally, the information contained on aciworldwide.com is not incorporated by reference into this Proxy Statement.

These materials were first made available to stockholders on April 22, 2024.

Date, Time and Place of Meeting

When:	June 4, 2024 11:00 a.m. Eastern Time

Where:	Via a live audio-only webcast at www.proxydocs.com/ACIW. There is no physical location for the 2024 Annual Meeting.

Record Date:	April 9, 2024

This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of proxies to be used at our 2024 Annual Meeting of Stockholders, and any postponement or adjournment thereof. A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), accompanies this Proxy Statement.

2024 PROXY STATEMENT 1

Annual Meeting Proposals
Proposal		Recommendation of the Board

1.	Election of directors	FOR Each of the nominees

2.	Ratification of appointment of independent registered public accounting firm	FOR

3.	Advisory vote to approve named executive officer compensation	FOR

Questions and Answers about this Proxy Material and Voting

Why am I receiving these materials?

We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of ACI is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting via audio only webcast to vote on the proposals described in this Proxy Statement so long as you register to attend the Annual Meeting at www.proxydocs.com/ACIW. You will be asked to provide the control number located inside the shaded box on your Notice or proxy card (the “Control Number”) as described in the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

You do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet, or complete, sign and return the proxy card.

Under the U.S. Securities and Exchange Commission’s (the “SEC”) “notice and access” rules, ACI has elected to use the Internet as its primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of ACI’s proxy materials. ACI intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Internet Availability Notice on or about April 22, 2024 . The Internet Availability Notice will include instructions on how to receive a paper copy of your proxy materials, if you so choose.

ACI’s office is located at 6060 Coventry Drive, Elkhorn, NE 68022; our telephone number is (402) 390-7600.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?

We are acting under a Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Internet Availability Notice.

How can I attend the Annual Meeting?

This year’s Annual Meeting will be accessible through the Internet via a live audio-only webcast. Prior registration to attend the Annual Meeting at www.proxydocs.com/ACIW is required. You are entitled to participate at the Annual Meeting if you were a stockholder as of the close of business on our record date of April 9, 2024 or hold a valid proxy for the meeting. To be admitted to the Annual Meeting’s live audio-only webcast, you must register at www.proxydocs.com/ACIW as described in the Internet Availability Notice or proxy card. As part of the registration process, you must enter the Control Number. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

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Who can vote at the Annual Meeting?

You will be entitled to vote at the Annual Meeting if you owned ACI’s common stock (“Common Stock”), either as a stockholder of record or as a beneficial owner, as of the close of business on April 9, 2024 (the “Record Date”). On the Record Date, there were 106,255,858 shares of Common Stock outstanding. Holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of April 9, 2024 at the Annual Meeting. Shares of Common Stock held as treasury stock are not entitled to be voted at the Annual Meeting. Each stockholder is entitled to one vote per share of Common Stock held on all matters to be voted on by stockholders. Unless context requires otherwise, any reference to “shares” in this Proxy Statement refers to all shares of Common Stock entitled to vote at the Annual Meeting.

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, the Internet Availability Notice was sent directly to you by ACI. The Internet Availability Notice provides instructions on how to request printed proxy materials and how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. If your shares are held in an account at a brokerage firm, bank, trust, or other similar organization, like the vast majority of our stockholders, you are considered the “beneficial owner” of shares held in “street name” and the Internet Availability Notice was forwarded to you by that organization. You will receive instructions from your broker, bank, trustee, or other nominee that must be followed in order for your broker, bank, trustee, or other nominee to vote your shares per your instructions.

What am I voting on?

There are three matters scheduled for a vote:

•	Proposal No. 1. To elect the eight directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2025 Annual Meeting of Stockholders;

•	Proposal No. 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024; and

•	Proposal No. 3. To approve, on an advisory basis, named executive officer compensation.

How do I vote?

For Proposal No. 1, you may either vote “For”, vote “Against” or vote to “Abstain” with respect to each of the nominees for the Board of Directors. You may not vote your proxy “For” the election of any persons other than the eight named nominees. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting on the applicable proposal.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Internet Availability Notice, or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting via audio-only webcast, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

•

To vote using the proxy card, complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card or the Internet Availability Notice.

•	To vote by telephone, please follow the instructions provided on your proxy card or the Internet Availability Notice.

•

To vote during the Annual Meeting, you must do so through www.proxydocs.com/ACIW. To be admitted to attend the Annual Meeting and vote your shares, you must register and provide the Control Number as described in the Internet Availability Notice or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

2024 PROXY STATEMENT 3

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

See “Who can vote at the Annual Meeting?” for voting instructions if you beneficially own shares held in street name.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on April 9, 2024.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•	“For” the election of each of the eight nominees for director;

•	“For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024; and

•	“For” the approval, on an advisory basis, of the compensation of our named executive officers.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

ACI will pay for the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation materials that ACI may provide to stockholders. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. ACI will reimburse such brokerage firms, banks, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials.

In addition to ACI mailing these proxy materials, the Internet Availability Notice and the Annual Report (as applicable), ACI’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Mediant Communications LLC will monitor voting and deliver executed proxies to our voting tabulator.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Internet Availability Notices), your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again on a later date over the Internet or by telephone as set forth on the Internet Availability Notice.

•	You may send a written notice that you are revoking your proxy to the Secretary of ACI at 6060 Coventry Drive, Elkhorn, NE 68022.

•	You may attend the Annual Meeting and submit an electronic ballot.

If you are a beneficial owner of our shares, you will need to contact your bank, brokerage firm, trustee, or other nominee to revoke any prior voting instructions.

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How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting as follows:

Proposal No. 1. The inspector of elections will count “For” votes, “Against” votes and votes to “Abstain.” Abstentions and broker non-votes will not affect the outcome of Proposal No. 1.

Proposal No. 2. The inspector of elections will count “For” and “Against” votes. Abstentions will have the effect of a vote against the proposal. Brokers have discretionary voting authority to vote on Proposal No. 2 in the absence of voting instructions from their customers. As a result, there should be no broker non-votes with respect to this proposal, but if there are any such broker non-votes, they will not affect the outcome of Proposal No. 2.

Proposal No. 3. The inspector of elections will count “For” and “Against” votes. Broker non-votes will not affect the outcome of Proposal No. 3. Abstentions will have the effect of a vote against the proposal.

See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote”?

If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors or executive compensation matters, without instructions from the beneficial owner and instructions are not given. We encourage you to provide instructions to your broker or other nominee regarding voting your shares. On any matter for which your broker or other nominee does not vote on your behalf, the shares will be treated as “broker non-votes.”

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of shares present or represented by proxy at the Annual Meeting with respect to a particular proposal on which the broker has expressly not voted. See “How are votes counted?” for further details regarding the effect of broker non-votes on the proposals set forth in this Proxy Statement.

How is an abstention counted?

Abstentions will be counted for purposes of determining the presence or absence of a quorum. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “How many votes are needed to approve each proposal?” section below.

How many votes are needed to approve each proposal?

Proposal No. 1. We have a majority voting standard for uncontested elections of directors, including the election of directors in the Annual Meeting. Under our Bylaws, the number of shares voted “For” a director’s election must exceed 50% of the number of votes cast with respect to that director’s election. A director standing for re-election who fails to receive the required number of votes is expected to tender his or her resignation, which resignation will be accepted in the Board’s exclusive discretion. The Board will only nominate for election or re-election candidates who agree to tender an irrevocable resignation upon failure to receive the required vote.

In contested elections – where the number of nominees exceeds the number of directors to be elected – each director will be elected by a plurality of the votes cast.

Proposal No. 2. Ratification of the appointment of Deloitte & Touche LLP as ACI’s independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

2024 PROXY STATEMENT 5

Proposal No. 3. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

See “How are votes counted?” for further details regarding the effect of abstentions and broker-non votes on the proposals set forth in this Proxy Statement.

What are the Board’s voting recommendations?

•	Proposal No. 1. “For” each of the nominees to the Board of Directors.

•	Proposal No. 2. “For” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

•	Proposal No. 3. “For” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders at the Annual Meeting, by means of remote communication or represented by proxy. On the Record Date, there were 106,255,858 shares of Common Stock issued, outstanding and entitled to vote, which number excludes 34,269,197 shares of Common Stock held as treasury stock by ACI. Thus, 53,127,930 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or vote at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2025 annual meeting of stockholders?

To be included in our proxy statement for the 2025 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Secretary at our principal executive offices no later than December 23, 2024. The Corporate Governance Committee will review proposals submitted by stockholders for inclusion at our next annual meeting of stockholders and will make recommendations to our Board on an appropriate response to such proposals.

How can stockholders submit proposals to be raised at the 2025 annual meeting of stockholders that will not be included in our proxy statement for the 2025 annual meeting of stockholders?

To be raised at the 2025 annual meeting of stockholders, stockholder proposals must comply with our Bylaws. To be timely, a stockholder’s notice of a proposal must be delivered to or mailed and received at our principal executive offices not earlier than February 4, 2025 and not later than March 6, 2025. Under our proxy access bylaw, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in our Bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our 2025 proxy statement and form of proxy for election at our 2025 Annual Meeting of Stockholders, the nominations must be

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received by ACI’s Secretary at ACI’s office located at 6060 Coventry Drive, Elkhorn, NE 68022 not earlier than November 23, 2024 and not later than December 23, 2024. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential nominee for director, see the procedures discussed in “Stockholder Communications with our Board.” Any stockholder considering a proxy access nomination should carefully review our Bylaws, which are available on our website at aciworldwide.com.

In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than April 5, 2025. However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.

What if the date of the 2025 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Exchange Act, if the date of the 2025 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our proxy statement for such meeting, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (A) the 90th calendar day prior to such annual meeting and (B) the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.

Does a stockholder proposal require specific information?

To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review Rule 14a-8 under the Exchange Act and our Bylaws, as applicable, which contain additional requirements about advance notice of stockholder proposals and director nominations. Pursuant to Rule 14a-4(c) under the Exchange Act, if ACI does not receive advance notice of a stockholder proposal to be brought before its next annual meeting of stockholders in accordance with the requirements of its Bylaws, the proxies solicited by ACI may confer discretionary voting authority to vote proxies on the stockholder proposal without any discussion of the matter in the proxy statement.

2024 PROXY STATEMENT 7

Corporate Governance

Our corporate governance practices and the diverse skills and attributes that our directors bring to ACI support our business as a global payments software company. All our director nominees have served in leadership roles and, except for our CEO, all nominees are independent. Through proactive evaluation and assessment, our Board can adapt and ensure that the right skills and experience are represented on our Board.

Our corporate governance structure is designed to serve the best interests of our stockholders.

Governance Practices

• Annual elections of directors

• Annual Board and committee evaluations

• All committee members are independent

• Majority voting standard in uncontested elections

• Directors attended at least 75% of Board and committee meetings in 2023

Stockholder Alignment

• Proactive engagement with our stockholders

• Proxy access to make it easier for stockholders to nominate director candidates

• Prohibition of short sales, transactions in derivatives and hedging and pledging of ACI stock by our directors and executive officers

• Stock ownership guidelines for our CEO, executive officers and directors

ACI’s key governance documents, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for each of our Board committees, are available on our website at aciworldwide.com.

Board of Directors and Committees

Our Board has three standing committees: the Audit Committee, the Compensation and Leadership Development Committee, and the Nominating and Corporate Governance Committee. The following table provides membership information for each of the standing Board committees as of April 22, 2024:

Name	Audit	Compensation and Leadership Development	Nominating and Corporate Governance	Independent	Tenure(1)	# of Other Public Company Boards(4)

Adalio T. Sanchez (Chairman)				Y	9	2

Juan A. Benitez(2)				Y	0	0

Janet O. Estep				Y	8	1

James C. Hale III(3)				Y	8	2

Mary P. Harman				Y	3	0

Katrinka B. McCallum(2)				Y	0	2

Charles E. Peters, Jr				Y	9	0

Thomas W. Warsop III				N	9	0

Samir M. Zabaneh				Y	3	1

Chair     Member

(1) Full years of service as of the annual meeting date

(2) Mr. Benitez and Ms. McCallum were elected to the Board in February 2024, and their Committee assignments were not established as of the date of this Proxy Statement.

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(3) Mr. Hale will serve the remainder of his term, which will end at the Annual Meeting.

(4) For purposes herein, a public company is a company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or is subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934.

Director Independence

Our Board follows the NASDAQ listing standards requirements on director independence. Our Board reviews at least annually the independence of each director. During these reviews, the Board considers transactions and relationships between each director (and his or her immediate family and affiliates) and ACI and its management to determine whether any transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with us and our management.

The Board has determined that each of our directors is independent, except Thomas W. Warsop, III, our President and CEO.

As required by NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

The Audit Committee operates under a formal charter, which is available on our website at https://investor.aciworldwide.com/. Our Audit Committee assists our Board in its general oversight of financial reporting, internal controls and audit functions and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. Our Audit Committee also provides oversight of ACI’s enterprise risk management, business continuity and information security programs. The Audit Committee oversees ACI’s major financial risk exposures, including cybersecurity risks and ESG risks, and monitors the steps taken by management to control such exposures.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Audit Committee is comprised of Ms. Estep, Mr. Hale, Mr. Peters, and Mr. Zabaneh. Mr. Hale will cease to serve as a member of the Audit Committee at the end of his term as a director, which will end at the Annual Meeting. Mr. Peters is the Chair of the Committee. Each member other than Ms. Estep is an “audit committee financial expert” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee met eight times during the year ended December 31, 2023.

Our Board has considered the independence and other characteristics of each member of our Audit Committee and has concluded that the composition of our Audit Committee meets the requirements for independence under the current requirements of SEC rules and regulations. Audit Committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of the Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the audit committee, accept consulting, advisory or other fees from us or be an affiliated person. Each of the members of our Audit Committee qualifies as an independent director pursuant to Rule 10A-3.

See the “Report of the Audit Committee” below.

The Compensation and Leadership Development Committee (the “Compensation Committee”) operates under a formal charter, which is available on our website at https://investor.aciworldwide.com/. Our Compensation Committee reviews, determines and recommends salaries, performance-based incentives and other matters relating to executive compensation; reviews, evaluates and approves our equity-linked plans, including reviewing and granting equity awards to our executive officers; recommends to the independent directors CEO compensation based on the CEO’s performance; reviews and evaluates the performance of, and compensation for, executive officers other than our CEO; oversees and evaluates the integration of any of the Company’s ESG goals into the Company’s executive compensation programs; and provides general oversight of leadership development processes and strategies for executive and senior officers.

2024 PROXY STATEMENT 9

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Compensation Committee is comprised of Mr. Hale, Ms. Harman, and Mr. Zabaneh. Mr. Zabaneh is the Chair of the Committee. Mr. Hale will cease to serve as a member of the Compensation Committee at the end of his term as a director, which will end at the Annual Meeting. Each of the Compensation Committee members meets the independence requirements set forth in the rules of NASDAQ, and the “non-employee director” standard within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. The Compensation Committee met six times during the year ended December 31, 2023.

The Compensation Committee may delegate authority to a subcommittee or an individual Compensation Committee member as the Compensation Committee deems necessary, provided that the decisions of such members will be presented to the full Compensation Committee at its next scheduled meeting. For information regarding the role of executive officers and the Compensation Committee’s compensation consultant in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis.

The Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) operates under a formal charter, which is available on our website at https://investor.aciworldwide.com/.

The Corporate Governance Committee assists our Board in ensuring that we are governed in a manner consistent with the interests of our stockholders, including the integration of corporate responsibility and ESG principles into our business strategy and decision making. The Corporate Governance Committee conducts the Board evaluations and assessments, including assessments of stockholder nominees to the Board, and the identification and recommendation of director nominees. The Corporate Governance Committee also assists the Board in its evaluation of the Board and its committees, as well as the succession planning for our CEO and other executive officers.

The Corporate Governance Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

The Corporate Governance Committee is comprised of Ms. Estep, Ms. Harman, and Mr. Peters. Ms. Harman is the Chair of the Committee. Each of the committee members meets the independence requirements set forth in the rules of NASDAQ. The Corporate Governance Committee met five times during the year ended December 31, 2023.

Meeting Attendance

Our Board and committees held the following meetings during 2023:

Type of Meeting	Full Board	Audit	Compensation	Corporate Governance
Total Meetings in 2023	16	8	6	5

Each director attended at least 75% of Board and applicable committee meetings in 2023.

Director nominees are expected to attend our annual meetings of stockholders. All of the 2023 director nominees attended our 2023 annual meeting.

Board Leadership Structure

Mr. Sanchez is the Chairman of the Board. Mr. Warsop III, our CEO, is the only member of the Board who is not an independent director. We believe that this leadership structure enhances the accountability of our CEO to the Board and strengthens the Board’s independence from management.

Board Evaluation and Nomination Process

The Board believes that a continuous evaluation process allows it to assess its effectiveness and proactively identify gaps in desired skills and attributes represented on the Board.

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The Corporate Governance Committee oversees an annual review process. An evaluation is completed with respect to each director, each committee and the Board as a whole. Additionally, interviews are held with each director and an independent board assessment firm.

Corporate Responsibility and Sustainability

ACI believes businesses have an increasingly important mandate to operate responsibly, and we aim to operate in a way that is socially, environmentally and financially sustainable. We find ways to improve the lives of our employees and positively impact the communities in which we live and work.

ESG Governance

ACI’s ESG governance structure includes four groups. The Board of Directors, through the Nominating and Corporate Governance Committee, has oversight responsibility to implement and review the Company’s ESG programs and practices. Various committees of the Board also review relevant aspects of the Company’s ESG programs and practices. The Board reviews progress made against our ESG priorities and provides the final review and approval of our annual sustainability report. Executive Leadership Team members provide guidance and manage the execution of ESG priorities, especially those aligned to their business units. Key Senior Leadership Team members are dedicated to advancing ESG priorities. They also provide day-to-day initiative management. Working groups assembled from employee volunteers help advance the implementation of specific initiatives.

Sustainable Solutions

We recognize the essential role digital payment systems play in our modern economy and how they can open life’s possibilities to everyone, including people historically disadvantaged by location, education, disability, race, gender, ethnicity, wealth or circumstance. We are proud that our core products and services can help ensure inclusive and equitable access to the digital economy and can eliminate the need for paper-based bills and payments, saving trees the world needs to provide oxygen, improve air quality, conserve water, support wildlife and mitigate climate change.

Corporate Social Responsibility Initiatives

Some of our key environmental efforts include reducing our energy use and waste production through the implementation of LED lighting, managed HVAC systems, electronic signature and agreement software and more efficient data center technology. We have also adopted a single-stream recycling program in the U.S. and have programs in place globally to reduce paper and plastic consumption. We also work with credible vendors for responsible processing and recycling of electronic devices. In 2021, we completed an office optimization initiative that reduced our global office footprint and further lessened our energy use and waste production. In 2022, we continued to invest in energy improvements while also advancing our sustainability reporting. We published an enhanced Sustainability Report to provide all stakeholders with a more detailed narrative of our environmental, social and governance efforts. The report includes our first energy usage data and detailed appendices aligned to Sustainability Standards Board (SASB) and Global Reporting Initiative (GRI) reporting standards. In 2023, we inventoried our Scope 1 and Scope 2 greenhouse gas (GHG) emissions. The data shows that nearly all of our emissions come from purchased electricity. Our emissions analysis is included in our 2023 Sustainability Report.

Financial inclusion, gender parity in payments and STEM education are our social areas of focus. We have philanthropic relationships with Girls Who Code and Code.org to introduce more children from underrepresented groups to computer science. We also donate to Kiva, a non-profit that facilitates small loans to low-income entrepreneurs and students globally. We are a sponsor of Women in Payments and Paytech, organizations dedicated to giving women in the industry more opportunities to excel. In 2022, we launched RISE (Represent, Include, Strengthen, Development), a multi-faceted leadership development program that aims to inspire and empower high-potential ACI leaders from underrepresented groups to actively participate in business decision making, accelerating their professional advancement and ACI’s growth journey. In addition, our thousands of team members located in 49 countries around the world have a powerful impact in their own communities when they use their eight hours of paid volunteer time a month to give back to a variety of non-governmental organizations.

2024 PROXY STATEMENT 11

Board Diversity

The Board is committed to diversity and inclusiveness, including in respect of the composition of the Board itself. Three of the eight, or 37.5%, of the director nominees self-identify as gender diverse. Three of the director nominees self-identify as other than white

The following Board Diversity Matrix sets forth diversity statistics regarding each of the director nominees, which comprise our current directors other than Mr. Hale, who will serve the remainder of his term, which will end with the Annual Meeting.

Board Diversity Matrix (Director Nominees)
Size:
Total Number of Director Nominees	8
	Female	Male	Non-Binary	Did not Disclose Gender
Gender Identity:
Directors	3	5	-	-
Demographic Background:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	2	-	-
Middle Eastern	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	2	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Board’s Role in Risk Oversight

Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, cybersecurity, privacy, legal/compliance, governance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board as a whole has responsibility for the oversight of enterprise risk management. Our Board provides broad oversight of ACI’s risk management programs. In this oversight role, our Board considers the implementation and effectiveness of the Company’s risk management processes. The involvement of our full Board in the risk oversight process allows our Board to assess management’s tolerance for risk and also to determine what constitutes an appropriate level of risk for ACI.

While our Board provides broad oversight, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to the entire Board.

The Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from ACI’s internal auditors. As part of its annual audit, ACI’s independent registered accounting firm, Deloitte & Touche LLP, also provides the Audit Committee with a risk assessment identifying risks of material misstatements and related controls. The Audit Committee reviews these and other reports on risks facing the Company at its meetings throughout the year. The Audit Committee also reviews with management ACI’s enterprise risk management, business continuity and information security programs.

The Compensation Committee reviews and oversees the management of potential material risks related to ACI’s compensation policies and practices. Compensia, the independent compensation consultant retained by the Compensation Committee, provides an annual assessment of such risks. The Compensation Committee reviews this annual assessment and evaluates such risks as it considers compensation and benefits matters throughout the year.

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The oversight roles of the Board and the committees are supported by management reporting processes that are designed to provide the Board and the committees with visibility into the identification, assessment and management of critical risks.

Code of Business Conduct and Ethics

Under our Code of Business Conduct and Ethics our directors and employees, including our executive officers, must promptly report any transaction, relationship, or circumstance that creates or may create a conflict of interest. Any conflict of interest for our non-director and non-executive officer employees is prohibited unless a waiver is obtained from our General Counsel. Conflicts of interest involving our directors and executive officers are prohibited unless waived by our Board. Any waiver of a conflict of interest involving one of our directors or executive officers will be promptly disclosed in accordance with applicable law and NASDAQ listing requirements. The full text of our Code of Business Conduct and Ethics is, and any amendment to or waiver from a provision of our Code of Business Conduct and Ethics will be, posted on our website at https://investor.aciworldwide.com/corporate-govemance.

We also have a Code of Ethics for the CEO and Senior Financial Officers that requires that our CEO, CFO, Chief Accounting Officer, Controller and persons performing similar functions avoid actual and apparent conflicts of interest in personal and professional relationships and that they disclose to the Audit Committee any material transaction or relationship that reasonably could be expected to give rise to a conflict. The full text of our Code of Ethics for the CEO and Senior Financial Officers is, and any amendment to or waiver from a provision of our Code of Ethics for the CEO and Senior Financial Officers will be, posted on our website at https://investor.aciworldwide.com/corporate-governance.

Compensation Risk Analysis

The Compensation Committee has concluded that ACI’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on ACI. The Compensation Committee believes that the following features of its compensation program help ensure that management performance is focused on long-term stockholder value creation without encouraging unnecessary or excessive risk-taking:

•	A balance of fixed and variable compensation, with variable compensation tied to both short-term and long-term objectives;

•	Annual incentive awards tied to ACI’s financial performance, with caps on payout amounts;

•	The use of time-based and performance-based equity awards that generally vest, if at all, over several years and align our executives’ interests with those of our stockholders;

•	The Compensation Committee’s ability to exercise discretion in determining incentive program payouts;

•	A recoupment and forfeiture policy pertaining to annual incentive payouts and long-term incentive equity awards applicable to all employees, including our executive officers; and

•	Stock ownership guidelines for our executive officers that further align our executives’ interests with those of our stockholders.

2024 PROXY STATEMENT 13

Proposal 1 — Election of Directors

Our Board has nominated for election as directors Adalio T. Sanchez, Juan A. Benitez, Janet O. Estep, Mary P. Harman, Katrinka B. McCallum, Charles E. Peters, Jr, Thomas W. Warsop III, and Samir M. Zabaneh, each to serve until the 2025 Annual Meeting of Stockholders and thereafter until his or her respective successor is duly elected and qualified. We expect that each of the nominees will be available for election, but if any of them is unwilling or unable to serve as a candidate at the time the election occurs, it is intended that each share represented by proxy at the Annual Meeting will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

General

Our Corporate Governance Committee considers, and our Board selects, nominees with a view to establishing a Board that is comprised of members who:

• Possess the skills and attributes described below

• Are independent and free of any conflicts of interest

• Are willing and able to devote sufficient time to the affairs of ACI

• Have the capacity and desire to represent the balanced, best interest of our stockholders

• Bring diverse perspectives to our Board

We believe that each director nominee brings these qualifications to our Board, providing a diverse complement of specific business skills and experience aligned with our business needs.

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Specific Skills and Attributes to be Represented on the Board

To effectively serve ACI’s business and long-term strategy, the Board believes it is important that the following key skills and attributes be represented on the Board as a whole:

Skills and Attributes	Importance to ACI	Represented by # of Director Nominees (out of 8)
• Payments Industry Knowledge	ACI provides mission-critical real-time payments solutions.	6
• Financial Services Industry Experience	ACI’s customers include financial institutions and financial intermediaries.	6
• Financial Expert	Having board members who meet the SEC definition of a financial expert helps ensure ACI fulfills its financial, accounting and reporting obligations.	4
• Financial Management Experience	ACI’s business involves long-term contracts with significant economic value. ACI’s capital structure is important to the achievement of its long-term financial goals.	8
• Executive Leadership of a Complex Business	Senior leadership experience provides perspective on business matters.	8
• Technology and Innovation Experience	Ensuring that ACI’s products are positioned to meet the demands of an evolving payments industry is critical to ACI’s future success.	7
• Risk and Regulatory Experience	The Board’s responsibilities include understanding and overseeing the various risks facing ACI.	6
• International Experience	ACI serves customers in more than 95 countries on six continents.	7

2024 PROXY STATEMENT 15

Director Nominees

The following provides biographical information regarding our director nominees and describes the key skills, experience and expertise that each director nominee brings to our Board.

Adalio T. Sanchez Age: 64 Director Since: 2015 Independent Committee Memberships: None, Chairman of the Board Other Public Company Boards: Two

Current Roles

• Chairman of the Board of ACI Worldwide, Inc.

• Serves as a Director of Avnet, Inc., a global electronic components distribution and technology solutions company

• Serves as a Director of Snap One Holdings, Corp., a smart home technology solutions and distribution company

• Member of the Supervisory Board of ASM International N.V., a Dutch semiconductor wafer manufacturing process equipment company

• Member of the Board of Trustees of the MITRE Corporation, a not-for-profit firm that manages federally funded research and development centers supporting several U.S. government agencies

• Serves as a Director of the Florida International University Foundation

Past Roles

• Served as interim CEO of Quantum Corporation, a computer storage systems company, from November 2017 to January 2018

• Served as Senior Vice President of the Lenovo Group Limited (HK: 0992), an international technology company, from 2014 to 2015

• Served in various capacities at International Business Machines Corporation, a global technology and innovation company, from 1982 to 2014, including sixteen years in senior executive officer and global general management roles

• Former member of the Board of Directors of Quantum Corporation, from May 2017 to April 2019

Skills and Qualifications

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• International Experience

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Juan A. Benitez Age: 50 Director Since: 2024 Independent Committee Memberships: Committee assignments have not yet been made Other Public Company Boards: None

Current Roles

• Board Observer of NomuPay, a provider of payment solutions in Southeast Asia, Europe and Turkey

Past Roles

• Former President of GoFundMe, an online fundraising platform

• Served in various executive management roles at PayPal, a global payments company, including as Chief Technology Officer of Braintree Payments and as General Manager of Braintree Payments

• Served at Yahoo! for nine years in various capacities in Yahoo!’s Advertising Products Group, including as VP of Engineering and VP of Search Advertising

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

Janet O. Estep Age: 67 Director Since: 2015 Independent Committee Memberships: Audit, Corporate Governance Other Public Company Boards: One

Current Roles

• Serves as a Director of Alerus Financial, a diversified financial services company

Past Roles

• Former President and Chief Executive Officer of Nacha (2008-2019) where she guided strategy and oversaw daily operations and rule-making processes for the ACH Network and rules and standards development for other payment types

• Served in various executive management roles at U.S. Bank from 1997 to 2008, including as Executive Vice President of its Transaction Services Division and its Merchant Payment Services Division

• Served as VP of Sales & Marketing for Pace Analytical Services from 1993-1997, a nationwide environmental laboratory services company, as well as General Manager of its Twin Cities lab

• Served in a variety of corporate, product development and sales management positions at IBM for 15 years in its Data Processing Division, its ImagePlus Software Division and its General Sector Division

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

2024 PROXY STATEMENT 17

Mary P. Harman Age: 54 Director Since: 2021 Independent Committee Memberships: Corporate Governance (Chair), Compensation Other Public Company Boards: None

Current Roles

• Serves as a Non-Executive Director of Capital Markets Gateway, LLC, a private financial technology company whose end-to-end equity capital markets platform connects leading banks and assets managers across the capital raising process

Past Roles

• Served as a Non-Executive Director of Blue Ocean Digital Holdings LLC

• Held various positions at Bank of America Corporation from 2006-2018, most recently as a Managing Director, Enterprise Payments, and prior to that leading Global Principal Investments

• Formerly served as an Investment Executive, Strategic Private Equity Investments at GE Equity from 1998-2006

• Served in consulting positions at Ernst & Young LLP.

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

Katrinka B. McCallum Age: 56 Director Since: 2024 Independent Committee Memberships: Committee assignments have not yet been made Other Public Company Boards: Two

Current Roles

• Serves as a Director of Rimini Street, Inc., a global provider of end-to-end enterprise software support, products and services

• Serves as a Director of Intrusion, Inc., a cybersecurity company

Past Roles

• Served in a variety of leadership roles at Red Hat, a leading provider of enterprise open-source solutions, including Vice President of Customer and Product Experience and VP of Investor Relations (2007-2020)

• Served as Chief Operating Officer and a Director of Micromuse Inc., a provider of scalable real-time business and service assurance software (2001-2003)

• Served as General Manager and SVP, Operations of Aprisa Management Technologies, a vendor management software division of Cabletion Systems (1997-2001)

• Served as a Senior Auditor at Deloitte & Touche LLP (1989-1993) and earned her CPA license.

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• Risk and Regulatory Experience

• International Experience

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Charles E. Peters, Jr. Age: 72 Director Since: 2015 Independent Committee Memberships: Audit (Chair), Corporate Governance Other Public Company Boards: None

Past Roles

• Served as Executive Vice President and Chief Financial Officer of Red Hat, Inc., a multi-national global leader in open-source software, from 2004 to 2015

• Served as Senior Vice President and Chief Financial Officer of Burlington Industries, a multi-national manufacturer of textiles, commercial carpet and consumer products from 1995 to 2004

• Served as Senior Vice President of Finance of Boston Edison Company, a public utility company that provided electricity to eastern Massachusetts, from 1991 to 1995

• Served in various financial management positions at GenRad Inc., a multi-national company that designs, manufactures and markets integrated hardware and software solutions that enable the successful manufacturing, testing and servicing of electronic equipment, from 1982 to 1991

• Served as Senior Manager at Price Waterhouse, a multi-national professional services network, from 1973 to 1982

• Previously served as a director of Veracode Inc., a privately held software company providing application-layer cyber security solutions; Sourcefire, Inc., a developer of network security hardware and software; Lulu, Inc., a privately held electronic publishing company; Protective Products of America, Inc., a provider of body armor to military and police; and CloudBees, Inc., a privately held software company that provides solutions and support for automating software development and delivery with Enterprise Jenkins and DevOps.

Skills and Qualifications

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• International Experience

2024 PROXY STATEMENT 19

Thomas W. Warsop III Age: 57 Director Since: 2015 Committee Memberships: None Other Public Company Boards: None

Current Roles

• President and Chief Executive Officer of ACI Worldwide, Inc.

• Serves as a Director of Altus Group, a leading provider of asset and fund intelligence for commercial real estate

Past Roles

• Chief Executive Officer of One Call Care Management, the leading provider of ancillary services and cost containment solutions to the Workers’ Compensation industry, from February 2020 to May 2022; Executive Chairman from May 2022 to December 2022

• Chief Executive Officer of Hananui, LLC, a provider of strategic consulting services, since January 2017

• Executive Chairman of York Risk Services Group, a leading provider of integrated insurance and managed care solutions, from June 2017 until January 2020

• Served as President and Chief Executive Officer of The Warranty Group, Inc., a provider of insurance and insurance services, from 2012 to 2017

• Served as Group President and held various management positions at Fiserv, Inc. (NASDAQ: FISV), a provider of technology solutions to the financial industry, from 2007 to 2012

• Served in various capacities for Electronic Data Systems for 17 years, including President of its Business Process Outsourcing unit in Asia Pacific, Vice President in the United Kingdom and Vice President of Global Financial Services

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

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Samir M. Zabaneh Age: 57 Director Since: 2021 Independent Committee Memberships: Compensation (Chair), Audit Other Public Company Boards: One

Current Roles

• Chief Executive Officer of Touch Bistro, Inc., an all-in-one point of sale and restaurant management software provider

• Chairman of the Board of Directors of Touch Bistro, Inc. since 2020

• Serves as Lead Director of Nuvei, a global leader in payments

Past Roles

• Served as a Director of AST Trust Company from 2013 to 2021

• Served as Executive Vice President, Global Business Services at Fiserv, previously First Data, from 2018 to 2020

• Served as Chief Financial Officer of Element Fleet Management Corp. from 2017 to 2018

• Served as Chief Financial Officer of Heartland Payment Systems, Inc. from 2014 to 2016

• Served as Chief Operating, Financial and Strategy Officer at Moneris Solutions from 2008 to 2014

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE EIGHT NOMINEES

2024 PROXY STATEMENT 21

Director Compensation

Compensation for our independent directors consists of a cash retainer fee based on Board and committee service and an annual equity award based on Board service. Our Board believes that providing a meaningful portion of compensation in the form of equity creates a direct linkage with company performance and stockholder interests.

The Corporate Governance Committee annually reviews the total compensation of our independent directors and each element of our independent director compensation program. Based on its review, the Corporate Governance Committee makes a recommendation to the Board. The Board then determines the form and amount of independent director compensation after reviewing the recommendation.

As part of its annual review, the Corporate Governance Committee asks its independent compensation consulting firm, Compensia, Inc., to provide an assessment of the competitiveness of the Board’s compensation program. In order to assess the competitiveness of the Board compensation program, Compensia used the market data of our peer group, which is the group of companies used for our executive compensation review (see “Compensation Discussion and Analysis—Peer Group” below). The assessment reviews all elements of director compensation (e.g., annual retainers, equity compensation, committee member compensation, committee chair additional compensation and non-executive chairman compensation). In addition, the assessment evaluates the director compensation program design to provide the Corporate Governance Committee an understanding of how the program design compares to both best and market practices.

Our 2020 Equity and Incentive Compensation Plan, as amended (“2020 Plan”), provides a $750,000 per year limit on non-employee director compensation.

Retainer Fees

Each independent director receives a $68,000 base annual retainer fee. The Board chair receives an additional $100,000 annual premium. The Chair of the Audit Committee receives an additional $30,000, the Chair of the Compensation Committee receives an additional $20,000, and the Chair of the Corporate Governance Committee receives an additional $15,000 annual premium. Annual retainer fees are paid on a quarterly basis.

Equity-Based Compensation

Our independent directors are granted an annual equity award with a target grant date fair value of $250,000. Such grants are made at the discretion of our Board based on the recommendations of the Corporate Governance Committee. Director equity awards generally vest on the earlier to occur of (i) the date that is one year following the date of grant, and (ii) the day immediately prior to the date of the next annual meeting of our stockholders occurring following the date of grant. The independent directors’ equity awards provide for accelerated vesting upon the director’s death or disability (as such terms are defined in the applicable award agreement). For non-employee directors who join the Board prior to the annual meeting of shareholders, our practice is to grant such directors a pro-rated equity award.

On June 1, 2023, our independent directors at the time were each granted 10,994 restricted stock units (“RSUs”). Ms. McCallum and Mr. Benitez were not members of the Board on the date of grant, and each received a pro-rated equity award for their grant upon the commencement of their service. Mr. Lamouche was not eligible for a 2023 RSU award due to his resignation on June 1, 2023.

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2023 Director Compensation

The table below summarizes the compensation we paid to our independent directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Janet O. Estep	68,000	250,004	318,004
James C. Hale III	68,000	250,004	318,004
Mary P. Harman	81,500	250,004	331,504
Didier R. Lamouche(2)	34,000	-	34,000
Charles E. Peters Jr.	95,500	250,004	345,504
Adalio T. Sanchez	168,000	250,004	418,004
Samir M. Zabaneh	88,000	250,004	338,004

(1)

The grant date fair value of the RSUs granted to our independent directors on June 1, 2023, was $22.74 per share, the closing price on the date of grant, multiplied by the number of shares awarded, 10,994. The fair value was computed in accordance with FASB ASC Topic 718.

(2)	Didier R. Lamouche ceased serving as a director of the Company effective on June 1, 2023. This amount reflects the retainer fees that he earned as a director through such date.

The following table sets forth each independent director’s aggregate number of stock awards (unvested RSUs) outstanding as of December 31, 2023:

Name	Unvested Stock Awards	Aggregate Stock Option Awards
Janet O. Estep	10,994	-
James C. Hale III	-	-
Mary P. Harman	10,994	-
Didier R. Lamouche(1)	10,994	-
Charles E. Peters Jr.	10,994	-
Adalio T. Sanchez	10,994	-
Samir M. Zabaneh	10,994	-

(1)	Didier R. Lamouche ceased serving as a director of the Company effective on June 1, 2023, before ACI granted stock awards on June 1, 2023.

Director Stock Ownership Guidelines

The Board has stock ownership guidelines designed to further link the interests of our Board with those of our stockholders. These guidelines provide that each of our independent directors should have equity positions in ACI with a value equal to five times his or her annual retainer amount (base retainer only). Direct and indirect stock ownership, including the vested in-the-money portion of any stock options held by the independent director, are included in determining each director’s equity position. Each independent director has five years to achieve the target ownership level. A director who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until the director achieves his or her prescribed ownership level. All independent directors are in compliance with our stock ownership guidelines.

2024 PROXY STATEMENT 23

Report of the Audit Committee

At all times during 2023, each member of the Audit Committee was “independent” as defined in the NASDAQ listing standards. Our Board determined that each member met the NASDAQ regulatory requirements for financial literacy, and all members, other than Ms. Estep, are “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates pursuant to a charter, a copy of which is available on our website at aciworldwide.com.

The Audit Committee, on behalf of our Board, oversees ACI’s financial reporting process as more fully described in its charter. Management is responsible for the preparation, presentation and integrity of ACI’s consolidated financial statements, accounting and financial reporting principles, internal controls over financial reporting and compliance with laws and regulations and ethical business standards. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of ACI’s system of internal controls. Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm.

ACI’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing independent audits of ACI’s consolidated financial statements and the effectiveness of ACI’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited consolidated financial statements and the footnotes thereto in ACI’s annual report on Form 10-K for 2023 with management and Deloitte, and (ii) discussed with management and Deloitte the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee discussed with Deloitte the matters required to be discussed by PCAOB Auditing Standard No. 1301 “Communication with Audit Committees”, Rule 2-07 “Communication with Audit Committees” of Regulation S-X, and other PCAOB Rules and Standards. The Audit Committee discussed with ACI’s internal auditors and Deloitte, with and without management present, their evaluations of ACI’s internal accounting controls and reviewed with management the basis for management’s assessment of the effectiveness of ACI’s internal controls over financial reporting. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting and Oversight Board in Rule 3200T.

Deloitte is responsible for expressing opinions on (i) the conformity of ACI’s audited consolidated financial statements, in all material respects, to accounting principles generally accepted in the U.S., and (ii) the effectiveness of ACI’s internal controls over financial reporting. Deloitte has full and free access to the Audit Committee. Deloitte has expressed the opinion that ACI’s audited consolidated financial statements conform, in all material respects, to accounting principles generally accepted in the U.S. The Audit Committee reviewed and discussed with Deloitte its judgments as to the quality, not just the acceptability, of ACI’s accounting principles and such other matters as are required to be discussed by the standards of the PCAOB.

The Audit Committee discussed with Deloitte its independence from management and ACI received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB, including as required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte and management Deloitte’s independence. Upon completing these activities, the Audit Committee concluded that Deloitte is independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in ACI’s annual report on Form 10-K for 2023 and filed with the Securities and Exchange Commission.

Members of the Audit Committee Charles E. Peters, Jr., Chair Janet O. Estep James C. Hale III Samir M. Zabaneh

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Proposal 2 — Ratification of Appointment of ACI’s Independent Registered Public Accounting Firm

The Audit Committee has selected and appointed, and our Board has approved, the Audit Committee’s selection and appointment of, Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the next fiscal year. Even if the selection is ratified by our stockholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such a change would be in the best interests of stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to make a statement should they so desire and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees paid or payable for the indicated services performed by Deloitte during 2023 and 2022 in its capacity as our independent registered public accounting firm during such years.

Fee Category	2023 $	2022 $
Audit Fees	3,639,134	3,482,503
Audit-Related Fees	0	25,000
Tax Fees	847,896	702,923
All Other Fees	0	0
Total Fees	4,487,030	4,210,426

Audit Fees. This category represents the aggregate fees paid or payable to Deloitte & Touche LLP for professional services rendered for (i) the audit of our annual financial statements and quarterly reviews of ACI’s annual consolidated financial statements for 2023 and 2022, (ii) the audit of the effectiveness of ACI’s internal controls over financial reporting as of December 31, 2023 and December 31, 2022 in accordance with the standards of the PCAOB and (iii) statutory audits of certain subsidiaries.

Audit-Related Fees. This category represents the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of ACI’s financial statements that are not reported under “Audit Fees” for 2023 or 2022.

Tax Fees. This category represents the aggregate fees billed by Deloitte & Touche LLP for tax-related services rendered to ACI for 2023 and 2022. Tax fees billed by Deloitte & Touche LLP in 2023 and 2022 consisted of fees for professional services related primarily to tax compliance, planning, advice, and consulting services.

All Other Fees. There were no other fees billed by Deloitte & Touche LLP for services rendered to ACI during 2023 or 2022, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

2024 PROXY STATEMENT 25

The Audit Committee has considered whether the provision of the services by Deloitte & Touche LLP as described above in “Tax Fees” is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval of Audit and Non-Audit Services

We have policies for pre-approval of all audit and non-audit services to be provided to us by our independent registered public accounting firm and its member firms. Under these policies, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance. A proposal for audit and non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of our independent registered public accounting firm are also required. Any engagement letter relating to a proposal must be presented to the Audit Committee for review and approval, and the Chair of the Audit Committee may sign, or authorize an officer to sign, such engagement letter.

All services provided by Deloitte & Touche LLP in 2023 and 2022 were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

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Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, stockholders are asked to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosures contained in this Proxy Statement. This advisory vote is commonly known as a “say-on-pay” vote.

As described in the Compensation Discussion and Analysis, our executive compensation programs are performance-based programs with a significant portion of each Named Executive Officer’s overall compensation opportunity linked to our annual and long-term financial performance and our long-term relative total shareholder return. The Compensation Committee sets challenging thresholds and target performance levels for each of the metrics in our incentive compensation plans to help ensure that the amounts earned are based upon outstanding performance as measured against pre-established financial, operational and strategic objectives.

We value the feedback from our stockholders regarding our executive compensation programs. As part of our ongoing shareholder dialogue, we regularly seek feedback on these programs, as well as other important issues. Over the last year we proactively reached out to stockholders representing more than two-thirds of our outstanding shares. For the stockholders that were interested in engaging with us, the feedback from our stockholders has been generally positive. The feedback from our stockholders, and our resulting actions, are described in the Compensation Discussion and Analysis.

We urge our stockholders to read the Compensation Discussion and Analysis, the accompanying compensation tables and other related tables and narrative disclosures, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosures.

Advisory Vote

As this is an advisory vote, the outcome of the vote is not binding on ACI or the Board. However, we value the opinions expressed by our stockholders and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. Currently, advisory say-on-pay votes are scheduled to be held once every year. It is anticipated that our next say-on-pay vote will occur at our 2025 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

2024 PROXY STATEMENT 27

Information Regarding Security Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2024 by (i) each of our directors, (ii) each of our Named Executive Officers (as defined in the “Compensation Discussion and Analysis” below), (iii) all of our executive officers and directors as a group, and (iv) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock. The percentages in these tables are based on 106,412,716 outstanding shares of common stock as of March 31, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of March 31, 2024 and shares underlying other equity awards that will vest within 60 days of March 31, 2024 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The following table does not include shares underlying rTSR Performance Share Awards (as defined below) that are subject to vesting to the extent that performance objectives are achieved. No family relationships exist among our directors and executive officers.

Beneficial Owner(1)	Number of Shares Directly Owned	Number of Shares Subject to Currently Exercisable Options or Which May be Acquired Within 60 Days(2)	Total Shares Beneficially Owned	Percent
5% Stockholders
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	18,047,894	-	18,047,894	16.92%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd Malvern, PA 19355	13,204,817	-	13,204,817	12.38%
Franklin Mutual Advisers, LLC(5) 101 John F Kennedy Parkway, #5 Short Hills, NJ 0778	8,011,805	-	8,011,805	7.51%
Named Executive Officers and Directors:
Thomas W. Warsop, III	117,474	-	117,474	*
Scott. W. Behrens	361,117	235,482	596,599	*
Alessandro Silva	3,943	4,914	8,857	*
Deborah L. Guerra	13,733	3,625	17,358	*
Abraham Kuruvilla	-	-	-	*
Janet O. Estep	58,600	-	58,600	*
James C. Hale III	73,918	-	73,918	*
Mary P. Harman	16,107	-	16,107	*
Charles E. Peters, Jr.	75,594	-	75,594	*
Adalio T. Sanchez(6)	77,222	-	77,222	*
Samir M. Zabaneh	16,107	-	16,107	*
Katrinka McCallum	-	-	-	*
Juan A. Benitez	-	-	-	*
All Directors and Executive Officers as a group (13 Persons)	813,815	244,021	1,057,836	1.00%

*	Less than 1% of the outstanding shares of our common stock.
(1)	The address for all of our directors, director nominees and executive officers is the address of ACI’s office located at 6060 Coventry Drive, Elkhorn, NE 68022.
(2)

Includes shares issuable upon exercise of vested stock options as of 60 days following March 31, 2024 and shares underlying other equity awards that will vest within 60 days of March 31, 2024 (May 30, 2024).

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(3)

Represents shares beneficially owned by BlackRock, Inc., or BlackRock, based on a Schedule 13G/A filed with the SEC on January 22, 2024, which contained information as of December 31, 2023. According to the Schedule 13G/A, BlackRock has sole voting power over 17,815,047 shares and has sole dispositive power over 18,047,894 shares.

(4)

Represents shares beneficially owned by The Vanguard Group, Inc., or Vanguard, based on a Schedule 13G/A filed with the SEC on February 13, 2024, which contained information as of December 29, 2023. According to the Schedule 13G/A, Vanguard has shared voting power with respect to 182,458 shares, sole dispositive power with respect to 12,906,616 shares and shared dispositive power with respect to 298,201 shares.

(5)

Represents shares beneficially owned by Franklin Mutual Advisers, LLC, or FMA, based on a Schedule 13G/A filed with the SEC on January 30, 2024, which contained information as of December 31, 2023. According to the Schedule 13G/A, FMA is an indirect wholly owned subsidiary of Franklin Resources, Inc. (“FRI”). When an investment management contract (including a sub-advisory agreement) delegates to FMA investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FMA as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FMA reports that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement. As a result, FMA may be deemed to be the beneficial owner of the securities reported hereby. .

(6)	Represents shares held by trusts for which Mr. Sanchez is the sole settlor, trustee and annuitant.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, certain officers and beneficial owners of more than 10% of our outstanding common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. ACI employees generally prepare these reports on behalf of our executive officers and directors on the basis of information obtained from them, and we review the forms submitted to us by beneficial owners of more than 10% of our common stock. Based on such information, we believe that all but four reports required by Section 16(a) of the Exchange Act to be filed by our directors, officers and beneficial owners of more than 10% of the common stock during or with respect to 2023 were filed on time. Each of Scott Behrens and Deborah Guerra did not timely file a Form 4 statement of changes in beneficial ownership of securities, but such forms were subsequently filed. Abe Kuruvilla did not timely file a Form 3 initial statement of beneficial ownership of securities and a Form 4 statement of changes in beneficial ownership of securities, but such forms were subsequently filed.

2024 PROXY STATEMENT 29

Equity Compensation Plan Information

The table below summarizes the compensation we paid to our independent directors for the fiscal year ended December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,562,947(1)	$18.76(2)	10,631,300(3)
Equity compensation plans not approved by security holders	—	—	—
Total	4,562,947(1)	$18.76(2)	10,631,300(3)

(1)

This number reflects shares reserved for issuance in connection with outstanding options, restricted share units and performance share awards under our 2020 Equity Plan, our 2005 Equity and Performance Incentive Plan (the “2005 Equity Plan”), and our 2016 Equity and Performance Incentive Plan (the “2016 Equity Plan”), outstanding as of December 31, 2023, assuming maximum performance achievement with respect to performance-based awards (as a result, this aggregate reported number may overstate actual dilution).

(2)

Represents the weighted average exercise price of options outstanding under the 2005 Equity Plan and the 2016 Equity Plan. The weighted average exercise price does not take restricted share units and performance share awards into account.

(3)

Of these shares, 2,128,756 remain available for future issuance under our 2017 Employee Stock Purchase Plan and 8,502,544 remain available for future issuance under our 2020 Equity Plan. All of these shares are available for issuance other than upon the exercise of options, warrants or rights.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2023 and provides an overview of our executive compensation philosophy, core principles and objectives. We also discuss how and why the Compensation Committee arrived at the specific compensation decisions for our named executive officers (“Named Executive Officers” or “NEOs”), including the key factors that the Compensation Committee considered.

Our Named Executive Officers for fiscal 2023 were:

•	Thomas W. Warsop, III, our Chief Executive Officer (“CEO”)

•	Scott W. Behrens, our Chief Financial Officer (our “CFO”)

•	Abraham (“Abe”) Kuruvilla, our Chief Technology Officer (our “CTO”)

•	Alessandro Silva, our Chief Revenue Officer (our “CRO”)

•	Deborah L. Guerra, our Chief Product Officer (our “CPO”)

Executive Summary

Our executive compensation program is designed to attract, motivate, and retain key leaders responsible for our success. Our overall program structure and 2023 compensation decisions are designed to meet our pay for demonstrable performance objectives and align with stockholders’ long-term interests. In addition, our compensation actions during 2023 also included arrangements to support our CEO Transition.

Leadership Transition

Immediately following the termination of Odilon Almeida as our President and CEO in November 2022, Thomas Warsop III, formerly the non-executive Chair of the Company’s Board, became our interim President and CEO and we immediately commenced a comprehensive search process to identify a permanent CEO. We structured Mr. Warsop III’s compensation for this interim service to be simple, flexible (to address the unknown length of his tenure as interim CEO) and aligned with market comparables. Accordingly, for his interim service Mr. Warsop III received $325,000 per month and received a $325,000 discretionary bonus based on certain performance criteria at the end of his tenure as interim CEO. Subsequently, after the completion of its comprehensive search process, the Board appointed Mr. Warsop III as our full time CEO effective June 1, 2023.

2024 PROXY STATEMENT 31

Mr. Warsop III’s compensation as our full time CEO (effective June 1, 2023) is detailed below:

Base Salary	$750,000

Short-Term Incentive (STI) Target	$750,000 (100% of base salary) Pro-rated for 2023 Earned from 0-200% based on STI criteria.

Long-Term Incentive (LTI) Target	Initial equity award in June 2023 of $4 million Annual equity award in 2024 of $8.5 million Both grants are 65% performance share awards (“PSUs”) and 35% Restricted Share Units (“RSUs”)

Ram Puppala’s employment as our Chief Technology Officer ceased effective June 30, 2023. On October 30, 2023, Mr. Kuruvilla joined the Company as our new Chief Technology Officer. The compensation that Mr. Kuruvilla received in connection with his commencement of employment is described below in this Compensation Discussion and Analysis.

Mr. Kuruvilla’s compensation was a result of negotiations, and was structured to be competitive and aligned with our executive compensation. His initial compensation consisted of a base salary rate of $460,000, a target bonus of 100% of base salary beginning with our 2024 fiscal year, an initial equity grant of approximately $1.6 million in RSUs (vesting annually over the three years following the grant date), and a sign-on bonus of $540,000 payable March 31, 2024 to address foregone compensation when he left his prior employer. His offer letter also provided that we would recommend a $2.2 million equity grant in 2024 as part of our annual grant cycle on the same terms as other executives.

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Performance Highlights

*	Note that Adjusted EBITDA reported above is based on our actual foreign exchange rates while the Adjusted EBITDA discussed below with respect to our annual cash incentive plan is based on our 2023 budgeted foreign exchange rate.

Adjusted EBITDA, Net Adjusted EBITDA Margin and Revenue Net of Interchange are non-GAAP financial measures. Adjusted EBITDA is defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Revenue Net of Interchange is defined as revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue Net of Interchange. For purposes of calculations under our 2023 short-term incentive program awards and our 2023 PSU awards, we further adjusted Adjusted EBITDA and Revenue Net of Interchange (including for purposes of calculating Net Adjusted EBITDA Margin) to be based on our 2023 budgeted foreign exchange rate rather than our actual foreign exchange rates.

See Appendix A for full reconciliation for Adjusted EBITDA, Net Adjusted EBITDA Margin and Revenue Net of Interchange, including as used for calculations under our 2023 short-term incentive program awards and our 2023 PSU awards.

2023 Compensation Highlights

Underlying our executive compensation program is a strong belief in promoting a pay-for-performance culture. To that end, the Compensation Committee designs the target total direct compensation of our executive officers so that a significant portion of the overall compensation opportunity is linked to our financial performance through our annual incentive plan and to our long-term financial performance through performance-based equity awards. In addition, the Compensation Committee sets challenging performance goals for each of the metrics used in our incentive compensation plans so that the amounts earned will be based upon successful performance as measured against pre-established financial, operational, and strategic objectives.

2024 PROXY STATEMENT 33

The pay mix of the target total direct compensation for our CEO and our other Named Executive Officers for 2023 reflects this pay-for-performance culture by ensuring that a significant amount of compensation is subject to performance or otherwise at risk.

Pay Mix

*	Compensation of the CEO is based on his 2024 compensation to provide a better understanding of his go forward pay mix since he was our full time CEO for only a portion of 2023 (June 1st to December 31st).
**	“Other NEOs (Average)” does not include CTO, who was hired in 2023.

For fiscal 2023, we adjusted the financial metrics and weightings under both our annual incentive and long-term incentive plans. Our annual incentive plan continues to emphasize Adjusted EBITDA performance, weighted 40% for fiscal 2023 compared to 50% in the prior year. Consistent with our focus on revenue growth, we measure period-to-period growth of Revenue Net of Interchange (“Revenue Net of Interchange Growth”) performance, weighted 60%. We also added a critical incidents multiplier to focus management on reducing these potentially high-impact incidents year over year. With respect to our long-term incentive program, during fiscal 2023 we enhanced our award structure, which historically utilized only a relative total share return (“rTSR”) metric to determine payouts, to incorporate additional metrics tied to our key long-term strategic objectives. For 2023, we added Net Adjusted EBITDA Margin and Revenue Net of Interchange Growth as additional performance metrics for our long-term incentive awards as these are the key financial measures of our business performance. We continue to consider rTSR performance as a multiplier that can increase or decrease long-term incentive payouts by up to 20% based on performance over an approximately three year period. In 2024, we continued to refine the design of our performance share units (“PSUs”) to enhance their long term focus, as further described below in the section entitled “2024 Annual Equity Awards”.

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Annual Cash Incentive

CEO Short-Term Incentive Plan (“STIP”) Award Target Award of $439,726*
Payout of $529,870
Corporate Performance:

Base Salary	×	Pro-Rated Bonus Target %	=	Bonus Target	x	Financial Performance Payout	+	Critical Incidents Multiplier	=	Company Performance Payout

$750,000	×	58.6%*	=	$439,726	x	$481,700 109.5%	+	$48,170 (+10%)	=	$529,870 120.5%

*	2023 CEO STIP award was pro-rated to the period where our CEO transitioned to full time from interim.

2024 PROXY STATEMENT 35

Long-Term Incentive

2023 Long-Term Incentive Awards

Component	Proportion	How 2023 awards work	Vesting

PSUs		Based on ACI’s Revenue Net of Interchange Growth and Net Adjusted EBITDA Margin for three one-year periods; subject to a multiplier of +/- 20% based on rTSR for the three-year performance period versus the S&P MidCap 400 Index.	Three-year cliff vesting

RSUs		The ultimate value of an RSU is based on our stock price at the time of vesting, providing strong alignment with stockholders’ interests	Annually over 3 years for the CEO and quarterly over a three-year period for other NEOs

2021 PSU Payout

Performance period:	Performance measure:	Outcome:

January 1, 2021 – December 31, 2023	ACI’s total shareholder return relative to the S&P 400 MidCap Index over the three-year performance period.	ACI’s TSR was -23% during the period, which ranked at the 18th percentile of the S&P 400 MidCap Index and resulted in no payout of the award.

Stockholder Input on Executive Compensation Program

2023 Say-on-Pay Vote

At our 2023 annual meeting, our stockholders approved our named executive officer compensation, with approximately 94.5% of the votes cast in favor of our proposal. Shareholders have consistently given our executive compensation program approval in excess of 94% for each of the last 5 years. The Compensation Committee considered the 2023 vote outcome and determined that, based on the continued high level of approval, no significant changes were needed to the executive compensation program to address shareholder concerns.

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Stockholder Engagement and Feedback

In 2023, to continue our ongoing engagement with our stockholders, we reached out to stockholders representing over 65% of our outstanding shares. The purpose of the outreach was to discuss a range of ACI topics, including our executive compensation programs and to elicit feedback about what we are doing well and suggestions about what we can improve. Based on the feedback from our 2023 outreach, we do not believe that stockholders had significant concerns with the current executive compensation program. Stockholders are invited to express their views to the Compensation Committee as described under “Stockholder Communications with our Board” below.

Executive Compensation Philosophy and Practices

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	Provide compensation and benefit levels that will attract, retain, motivate, and reward a highly talented management team within the context of responsible cost management.

•	Establish a direct link between our financial and operational results and achievement of strategic objectives and the compensation of our executive officers; and

•

Align the interests and objectives of our executive officers with those of our stockholders by linking long-term incentive compensation opportunities to stockholder value creation and cash incentives to our financial performance.

We endeavor to maintain sound executive compensation policies, practices, and governance standards, consistent with our executive compensation philosophy, as summarized below.

What we do

• Pay-for-Performance Structure	A significant portion of our Named Executive Officers’ compensation is directly linked to our performance. In particular, their target total direct compensation has a significant long-term equity component that makes a substantial portion of each Named Executive Officer’s target total direct compensation dependent upon our stock price and/or our financial performance.

• Performance-Based Equity Awards	In 2023, approximately 50% of our other Named Executive Officers’ long-term incentive awards consisted of PSUs. Our CEO received a PSU grant for 65% of his initial equity award in June 2023 as well as 65% of his annual grant in 2024.

• “Double-Trigger” Change in Control Arrangements	Our change in control compensation arrangements include a “double- trigger” provision that requires both a change in control of the Company and a qualifying termination of employment before any severance or other benefits are paid. All outstanding unvested equity awards have a “double trigger” provision, and it is our expectation that all future equity awards will as well.

• Independent Compensation Committee and Compensation Advisor	The Compensation Committee consists solely of independent directors. The Compensation Committee has engaged its own independent compensation advisor to provide information, analysis, and other advice on executive compensation matters independent of management.

• Compensation Recovery (“Clawback”) Policy	We have policies providing for the recovery of certain incentive-based compensation and equity awards from an executive officer if we restate our financial statements as required under the federal securities laws.

• Stock Ownership Guidelines	Our executive officers and the non-employee members of our Board are subject to robust stock ownership guidelines.

• Regular Stockholder Engagement	We conduct an annual stockholder advisory vote on the compensation of our Named Executive Officers and regularly discuss compensation-related matters with a significant percentage of our stockholders.

2024 PROXY STATEMENT 37

What we do

• Annual Compensation Review	The Compensation Committee conducts an annual review of our compensation strategy and the specific compensation arrangements in place for each of our executive officers.

• Annual Compensation-Related Risk Assessment	The Compensation Committee regularly reviews our compensation- related risk profile.

• Succession Planning	We have robust succession planning and executive assessment processes to ensure succession plans are in place.

• Balanced Incentive Compensation	We have a balance of time horizons and performance metrics for our incentive awards, including an annual cash incentive compensation plan, multi-year performance periods for our long-term incentive program (“LTIP”) PSUs, and a three-year vesting period for our restricted share unit (“RSU”) awards.

What we don’t do

• No Special Retirement Plans	We do not currently offer pension arrangements or retirement plans to our Named Executive Officers other than the section 401(k) retirement plan that is available to all U.S. employees, although we do provide our executives with the ability to defer a portion of their compensation to be paid at the end of their service with us.

• No Guaranteed Bonuses	We do not provide guaranteed bonuses to our executive officers, except for new hire sign-on bonuses that help us attract key executives.

• No Stock Option Re-Pricing	Our equity compensation plan does not permit stock options or stock appreciation rights to be repriced to a lower exercise or strike price without the approval of our stockholders.

• No Significant Perquisites, Welfare or Health Benefits or Other Personal Benefits	In 2023, we did not provide our Named Executive Officers with any perquisites or other personal benefits that are not available to our employees generally, except for an annual executive health check-up introduced in 2022.

• No Excise Tax Payments on Future Post- Employment Compensation Arrangements	We do not provide any excise tax reimbursement payments (including “gross ups”) with respect to payments or benefits contingent upon a change in control of the Company.

• No Hedging or Pledging	We prohibit our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales and certain derivative transactions relating to our securities. Current awards granted under our equity plans provide that they may not be sold, exchanged, assigned, transferred, pledged, encumbered, or otherwise disposed of by the grantee until they vest.

• No Dividends or Dividend Equivalents Payable on Unvested Equity Awards	We do not pay dividends or dividend equivalents on unvested equity awards.

• Limited Contractual Vesting Acceleration	We have no contractual acceleration of vesting for any outstanding equity, except for these limited, common exceptions: death or long-term disability, in some cases, termination without cause or for good reason, or pursuant to “double trigger” change in control benefits.

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Compensation Design

Overview

In alignment with our pay-for-performance philosophy, a significant portion of our Named Executive Officers’ target total direct compensation is “at-risk” and variable in the amount ultimately paid. We believe that linking a significant portion of our executive officers’ target total direct compensation to challenging performance objectives creates strong incentives for them to achieve our short-term profitability and growth objectives and to create sustainable long-term value for our stockholders. We believe that this approach also helps us attract talented individuals who are committed to achieving challenging goals with the opportunity to earn market competitive compensation if they and the Company demonstrate superior results.

Compensation Elements

Our executive compensation consists of three principal elements: base salary, an annual cash incentive compensation opportunity under the ACI STIP, and long-term compensation opportunities under the LTIP in the form of service-based RSUs and PSUs. Each of these elements is summarized in the table below. Although this Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers, our 2023 executive compensation program and our compensation-setting process (described below) were substantially the same for all our executive officers.

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Base Salary	Ongoing cash compensation based on executive officer’s role, responsibilities, competitive market positioning and individual performance.	• Attract and retain key managerial talent. • Provide a base level of compensation.

Annual Cash Incentive

Annual cash incentive awards based on performance against predetermined goals for Adjusted EBITDA (40%) and Revenue Net of Interchange Growth (60%), with a critical incidents modifier that could increase results by 20% based on the change in critical incidents in comparison to 2022 and with a potential modifier of +/- 10% based on individual performance.

• Attract and retain key managerial talent. • Encourage and reward achievement of annual performance objectives. • Drive top-tier performance through individual contributions.

Long-Term Incentive	Long-term equity incentives granted in the form of service-based RSUs and PSUs tied to our Revenue Net of Interchange Growth and Net Adjusted EBITDA Margin, with an rTSR multiplier.	• Attract and retain key managerial talent. • Drive top-tier performance through long-term and sustained company success. • Enhance stock ownership to promote alignment with stockholders’ interests.

Retirement, Health, Welfare and Other Benefits	Broad-based market-competitive employee benefits consistent with the benefits available to our employees generally, including our employee stock purchase plan; 401(k) retirement plan; life, health, and dental insurance; and short-term and long-term disability plans. In addition, we provide our NEOs with an annual executive health check-up.

•  Attract and retain key managerial talent.

•  Promote health and well-being of executive officers.

•  Provide death benefits to executive officers’ beneficiaries.

•  Provide opportunity for future financial

Non-Qualified Deferred Compensation	Enables deferral of base salary and/or annual cash incentive awards on a tax-efficient basis to meet future financial goals.	• Attract and retain key managerial talent. • Provide opportunity for future financial security.

Severance and Change in Control Benefits	Provides for payments and benefits in the event of a qualifying termination, including in connection with a change in control of the company.	• Attract and retain key managerial talent. • Focus on delivering top-tier stockholder value in periods of uncertainty. • Support effective transition.

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2023 Executive Compensation

Base Salary

Base salary represents the fixed portion of target total direct compensation and is intended to attract and retain highly talented individuals.

Each executive officer’s base salary, except our CEO’s, is based on the recommendation of our CEO to the Compensation Committee. These recommendations consider the various factors described above under “Compensation-Setting Process – Factors Considered in Compensation Deliberations.” The Compensation Committee, with the help of its compensation consultant, reviews the base salaries of our Named Executive Officers (other than our CEO) annually based on the CEO’s recommendation and the factors described above and adjusts the base salaries as it determines to be necessary or appropriate. Our Compensation Committee reviews the market data and proposes any adjustment for our CEO’s base salary to the independent members of our Board of Directors for approval.

The Compensation Committee reviewed the base salaries of our Named Executive Officers in December 2022 and January 2023.

Following this review, the Compensation Committee approved an increase to Mr. Silva’s, Mr. Behrens’, and Ms. Guerra’s salaries as part of our normal annual review process. The base salaries of our Named Executive Officers for 2022 and 2023 (after the effectiveness of the adjustments described above) were as follows:

Named Executive Officer	2022 Base Salary Rate	2023 Base Salary Rate	Percentage Increase
Thomas W. Warsop III(1)	-	$750,000	-
Scott W. Behrens	$475,000	$515,000	8.42%
Abraham (“Abe”) Kuruvilla(2)	-	$460,000	-
Alessandro Silva	$420,000	$460,000	9.52%
Deborah L. Guerra	$383,000	$400,000	4.44%

(1)

Mr. Warsop III was appointed as President and CEO on June 1, 2023. The 2023 amount in this table reflects his annual base salary rate for service as our full time CEO. The 2023 Summary Compensation Table reflects compensation earned during fiscal 2023 for service both as CEO and as interim CEO prior to his June 1 appointment.

(2)

Mr. Kuruvilla was appointed as Executive Vice President and Chief Technology Officer on October 30, 2023. The 2023 amount in this table reflects his annual base salary rate. The 2023 Summary Compensation Table reflects compensation earned during fiscal 2023 for service from the time he was hired.

Annual Cash Incentive Awards Under the STIP

Our STIP offers our Named Executive Officers the opportunity to earn short-term cash incentive awards based on our financial and operational performance and their individual performance as measured over a 12-month performance period. In March 2023, the Compensation Committee approved the terms of the 2023 STIP for our executive officers.

Annual Cash Incentive Award Opportunity Targets

At the beginning of each year, the Compensation Committee assigns each of our Named Executive Officers a target annual cash incentive award opportunity, the amount of which is calculated as a percentage of their annual base salary. These decisions take into account our CEO’s recommendations (except with respect to his incentive award opportunity), as well as the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. Our Compensation Committee reviews the market data and determines any adjustment for our CEO’s target bonus.

In December 2022 and January 2023, the Compensation Committee reviewed the target annual cash incentive opportunities of our Named Executive Officers and determined not to change the target annual cash incentive compensation as a percentage of base salary for any of our continuing Named Executive Officers from the corresponding 2023 levels, where applicable. Increases in the dollar amount are a result of base salary increases. The decrease for Mr. Silva related to the ending of a legacy

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sales incentive plan that he participated in prior to being promoted to CRO. The target annual cash incentive award opportunities of our Named Executive Officers for purposes of the 2022 STIP and the 2023 STIP were as follows:

Named Executive Officer	2022 Target Annual Cash Incentive Award Opportunity (% of base salary)	2022 Target Annual Cash Incentive Award Opportunity ($)	2023 Target Annual Cash Incentive Award Opportunity (% of base salary)	2023 Target Annual Cash Incentive Award Opportunity ($)	Percentage Increase over 2022 (calculated based on the dollar amount increase)
Thomas W. Warsop III(1)	-	-	100%	$750,000	-
Scott W. Behrens	100%	$475,000	100%	$515,000	8.42%
Abraham (“Abe”) Kuruvilla(2)	-	-	-	-	-
Alessandro Silva(3)	114%	$478,750	100%	$440,000	-8.1%
Deborah L. Guerra	100%	$305,351	100%	$400,000	31.0%

(1)

Mr. Warsop III was appointed as President and CEO on June 1, 2023. The 2023 amount reflects the target incentive opportunity for the CEO role. His actual target opportunity for 2023 was pro-rated based on his period of service in the full time CEO role.

(2)	Mr. Kuruvilla was hired in 2023 and did not participate in the 2023 STIP due to the time of his hiring midway through the performance period. He will participate in the 2024 STIP.
(3)

Mr. Silva’s target annual cash incentive opportunity is composed of a combination of participation in our STIP as well as a separate sales incentive plan (as described below). For both 2022 and 2023, Mr. Silva’s target opportunity under the STIP and under the applicable sales incentive plan was 50% of his base salary. Because Mr. Silva’s sales incentive plan target was set at the beginning of the fiscal year, before his base salary increased, his 50% of base salary target sales incentive plan amount is $210,000. In 2022, his sales incentive plan included opportunities related to his performance prior to being promoted to CRO that were honored after his promotion.

Plan Terms – 2023 Performance Metrics

The 2023 STIP provided for a funding pool based on actual performance for the period beginning on January 1, 2023, and ending on December 31, 2023, as measured in two categories:

•	Adjusted EBITDA (40% weighting)

•	Revenue Net of Interchange Growth (60% weighting)

For our 2023 plan, we changed our revenue metric from revenue to Revenue Net of Interchange Growth. We made this change to align our performance goal with what we believe is a better measure of our financial performance, especially as our business continues to evolve. While our target for Revenue Net of Interchange Growth is shown as an absolute number rather than a percentage, we have set the threshold performance goal at last year’s actual Revenue Net of Interchange, so any payout is based on actual Revenue Net of Interchange Growth. In addition, we also added a multiplier to the funding pool tied to our reduction of critical incidents during the year, which was a key operational focus during 2023. The multiplier had the potential to increase the funding pool by up to 10% to the extent that we reduced the number of critical incidents by more than 10% as compared to fiscal 2022 levels and to reduce the funding pool by up to 20% if the number of critical incidents were higher than 2022. Final payout determinations for our executive officers could have been increased or decreased by up to 10% based on the CEO’s assessment of their individual performance (for executives other than himself). Payments under the 2023 STIP could have ranged from 0% to 200% of an executive’s target annual cash incentive award, depending on the Company’s and the executive officer’s actual performance for the year. However, the aggregate of all 2023 STIP payments could not have exceeded the aggregate pool funded for payouts for all participants based on corporate performance. The Compensation Committee believes this plan design aligns with our strategy of driving profitable growth, which is critical to shareholders and long-term success.

The 2023 performance goals for the two financial performance metrics are shown below.

Adjusted EBITDA Performance(1)	Below Threshold	Threshold	Target	Max

Adjusted EBITDA Attainment %	<92.1%	92.1%	100%	105.1%

Adjusted EBITDA Amount $ (millions)	<359.0	359.0	390.0	410

Adjusted EBITDA Funding	0%	25%	100%	200%

(1)	Performance between points is interpolated linearly for funding.

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Revenue Net of Interchange Growth Performance(1)	Below Threshold	Threshold	Target	Max

Revenue Net of Interchange Growth Attainment %	<94.5%	94.5%	100%	103.1%

Revenue Net of Interchange Growth Amount $ (millions)	<978.0	978.0	1,035.0	1,067.0

Revenue Net of Interchange Growth Funding	0%	25%	100%	200%

(1)	Performance between points is interpolated linearly for funding.

Plan Terms – Individual Performance

Payouts for a Named Executive Officer under the 2023 STIP could have been adjusted up or down by up to 10% based on the CEO’s subjective evaluation of individual job performance and recommendation to the Compensation Committee.

Annual Cash Incentive Awards – 2023 Results and Payouts

In February 2024, the Compensation Committee certified our 2023 performance and determined the amounts to be paid under the 2023 STIP. 2023 Adjusted EBITDA was $396.3 million, which resulted in a formulaic payout percentage to all the Named Executive Officers of 131.7% of their target annual cash incentive awards with respect to such metric. 2023 Revenue Net of Interchange was $1,031.1 million, which resulted in a formulaic payout percentage to all of the Named Executive Officers of 94.8% of each of their target annual cash incentive awards with respect to such metric. The combined overall STIP payout percentage for Company performance based on the formula was 109.5% of target. We reduced the number of critical incidents in 2023 by more than 10% as compared to fiscal 2022 levels, which resulted in a multiplier to our corporate results of 10% and a total bonus payout percentage of 120.5%. For 2023, the CEO recommended, and the Compensation Committee approved, a 5% increase in the STIP payout for our CFO to recognize his exceptional performance in managing the action plans required to achieve our results. This resulted in a STIP payout of 126.5% for him. None of the other Named Executive Officers received an individual adjustment to their STIP payouts, so the corporate performance, including the critical incidents modifier of +10%, resulted in a payout of 120.5% of each of their target bonuses to determine their 2023 STIP payout.

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As noted above, for 2023, our CEO, recommend a 5% increase to the STIP payout for our CFO. None of our other NEOs received a modification based on individual performance. The payouts are shown in the table below.

Named Executive Officer	2023 Target Annual Cash Incentive Award Opportunity	2023 Annual Cash Payout for Company Performance	Individual Performance Factor	Final Payout (% of target)*	2023 Actual Annual Cash Incentive Award Payout* ($)
Thomas W. Warsop III	$439,726**	$529,870	100%	120.5%	$529,870
Scott W. Behrens	$515,000	$620,575	105%	126.5%	$652,000
Abraham (“Abe”) Kuruvilla	N/A***	N/A	N/A	N/A	N/A
Alessandro Silva	$230,000****	$277,000	100%	120.5%	$277,000
Deborah L. Guerra	$400,000	$482,000	100%	120.5%	$482,000

*	Percentage payouts for Messer Behrens and Silva are 0.1% different than the numerical calculations due to rounding of their actual payout.
**	Mr. Warsop III’s STIP payout was pro-rated for the time he served as CEO after his appointment to the full time position effective June 1, 2023.
***	Mr. Kuruvilla did not receive a payment under our STIP plan for 2023 because he joined us during 2023. He will participate in the STIP for 2024.
****	In addition to participating in our STIP, Mr. Silva is also eligible for an annual incentive payout under a sales incentive plan. See below for details.

Bonus Award – Interim CEO

As part of his compensation arrangement for service as our interim CEO (for periods prior to June 1, 2023), Mr. Warsop III was entitled to a bonus at the end of his interim service of $325,000, at the discretion of our Board of Directors based on their evaluation of his performance. Our Board of Directors determined that Mr. Warsop III had earned the full $325,000 bonus when he completed his interim service and was appointed our full time CEO.

Sales Incentive Plan – 2023 Results and Payouts

For 2023, in addition to an award under the STIP, Mr. Silva was also eligible for awards under a sales incentive plan. His award opportunity was $210,000, which was 50% of his base salary at the beginning of 2023, when the sales incentive plan was set. His sales incentive plan was composed of three metrics: (i) annual recurring revenue; (ii) license revenue from sales and services; and (iii) total revenue. He earned approximately 80% of target, or $169,035, from the sales incentive plan. None of the other Named Executive Officers is eligible for an award under the sales incentive plan.

Long-Term Incentive Compensation

Our LTIP provides for the grant of equity awards to our NEOs, executive officers and other key employees whose responsibilities and decisions directly impact our long-term business results. We use equity awards to incentivize these individuals and in other circumstances that may arise from time to time, such as promotions and new hire arrangements. Our equity award grant practices are designed to balance four priorities: (1) our desire to motivate and retain executive talent, (2) our belief in the benefits that accrue to ACI when we align the interests of our management team with those of our stockholders, (3) our need to remain competitive in recruiting, and (4) our need to effectively manage the dilution of stockholders’ interests.

In May 2023, the Compensation Committee granted regular annual long-term incentive awards to our Named Executive Officers, other than our CEO, divided equally between RSUs and PSUs that may be earned, if at all, based on our Revenue Net of Interchange Growth, Net Adjusted EBITDA Margin, and the total shareholder return of our common stock relative to the S&P MidCap 400 Index (rTSR). The Compensation Committee believes this balance of time-based and performance-based equity incentivizes performance and promotes retention. In connection with our CEO’s appointment as our full time CEO in June 2023, the Compensation Committee granted the CEO a 2023 long-term incentive award with a target value of $4 million of which 65% was composed of PSUs and the remaining 35% was composed of RSUs.

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Annual Equity Awards for 2023

Typically, the size and form of the equity awards for our executive officers are determined in the discretion of the Compensation Committee based on the recommendation of our CEO (except with respect to his own equity award). Among other things, the Compensation Committee considers the values that are competitive with current market conditions using our compensation consultant’s analysis of competitive market data, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to that of the companies in our compensation peer group, the potential dilution to our stockholders (our “overhang”) in relation to the median practice of the companies in our compensation peer group, and the other factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above.

For 2023, we evolved the design of our PSU awards, which previously were based solely on the total shareholder return of our common stock relative to the S&P 400 MidCap Index, to focus our executives on top-line Revenue Net of Interchange Growth and bottom-line Net Adjusted EBITDA Margin performance, which we consider to be key measures of our financial success that are largely within management’s direct control. We continued to incorporate total shareholder return as a multiplier, which provides strong upside potential in the event of outperformance relative to the competitive market over an approximately three-year performance period and provides a meaningful incentive even in a down market if we achieve strong relative performance. In addition, consideration of rTSR performance provides a direct link between compensation and stockholder return, thereby motivating our executive officers to focus on and strive to achieve both our annual and long-term business objectives. The Compensation Committee selected the S&P 400 MidCap Index as a reference point because it tracks the investment results of similarly sized U.S. public companies and ACI was a constituent at the time of the grant.

The target grant date fair values of the 2023 regular annual equity awards for our participating Named Executive Officers increased marginally as reflected in the table below to align with market practices for similar positions, to reflect the performance of the Named Executive Officers and the Company during the prior year, and to emphasize long-term performance-based compensation for our top executives. Ms. Guerra’s year-over-year increase reflects her increased responsibilities following her promotion in July 2022.

The target value annual equity awards granted to our Named Executive Officers, including the initial award to Messrs Warsop III and Kuruvilla, in 2023 were as follows:

Named Executive Officer	Target Value of PSUs	Target Value of Restricted Share Unit Awards	Aggregate Target Value	Percentage Increase over 2022
Thomas W. Warsop III(1)	$2,600,000	$1,400,000	$4,000,000	N/A
Scott W. Behrens	$1,400,000	$1,400,000	$2,800,000	7.7%
Abraham (“Abe”) Kuruvilla(2)	$0	$1,600,000	$1,600,000	N/A
Alessandro Silva	$750,000	$750,000	$1,500,000	11.1%
Deborah L. Guerra	$750,000	$750,000	$1,500,000	87.5%

(1)	In connection with his transition from interim to our full time CEO June 1, 2023, Mr. Warsop III received an equity award reflecting his mid-year appointment as our full time CEO.

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(2)	Mr. Kuruvilla was granted a service-vesting RSU award in connection with his hiring in 2023. For 2024, he received an annual equity award that was composed equally of RSUs and PSUs.

PSU Awards

Vesting Conditions

The PSUs granted in 2023 give our executive officers the opportunity to earn shares of our common stock based on our performance over an approximately three-year performance period. Vesting of the PSUs generally is subject to the recipient’s continued employment through the entire performance period, except in the case of death, long-term disability, involuntary terminations without cause, and certain qualifying (double-trigger) terminations in connection with a change in control, as described in the section titled “Post-Termination Benefits Under Incentive Plans.”

Revenue Net of Interchange Growth and Net Adjusted EBITDA Margin Metrics

We set goals for Revenue Net of Interchange Growth (60% weighting) and Net Adjusted EBITDA Margin (40% weighting) annually for each annual period within the performance period to ensure that the goals are appropriately rigorous and that the results relative to the goals are not disproportionately impacted by unforeseeable market factors outside our executives’ control. This approach provides a performance and retention incentive over the long term.

One-third of the target PSUs awarded (“Tranche 1”) was tied to 2023 Revenue Net of Interchange Growth and 2023 Net Adjusted EBITDA Margin goals that the Compensation Committee established based on ACI’s annual operating plan. The remaining two-thirds of the target shares awarded will be tied to the Revenue Net of Interchange Growth and Net Adjusted EBITDA Margin goals for 2024 and 2025 fiscal years (“Tranche 2” and “Tranche 3”), which will be set by the Compensation Committee at the beginning of each fiscal year based on ACI’s annual operating plan at the time.

The actual Revenue Net of Interchange Growth and Net Adjusted EBITDA Margin results will be used to determine the percentage of target shares—ranging from 0% to 200%—credited from each of the three award tranches.

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At the end of the performance period for Tranche 1, based on our Revenue Net of Interchange Growth and Adjusted EBITDA results, the Tranche 1 shares were notionally earned at 112.2% of target. See table below. The Tranche 1 shares notionally earned based on these results are “banked” for each continuing Named Executive Officer for the remainder of the three-year performance period. When the full performance period ends on December 31, 2025, the sum of the shares credited for each tranche of shares may be modified based on ACI’s rTSR rank for an approximately three-year performance period ending March 1, 2026, as described below.

rTSR Multiplier

The rTSR multiplier has the potential to increase or decrease the number of shares each Named Executive Officer ultimately receives by up to 20% based on the total shareholder return of our common stock relative to the S&P 400 MidCap Index over the three-year period from May 11, 2023 through the first twenty trading days of March 2026. If the relative total shareholder return performance of our common stock achieves specified performance levels, then our executive officers’ “banked” share totals will be modified upwards or downwards as shown below:

Performance (Percentile Ranking)	rTSR Multiplier Impact on Payouts
Less than or equal to 25th Percentile	(20%)
50th Percentile	0%
Greater than or equal to 75th Percentile	20%

•

If the relative total shareholder return performance of our common stock is between the specified percentage ranges in the performance matrix, the Compensation Committee will determine the award multiplier percentage earned by mathematical interpolation and rounded to the nearest whole share.

Restricted Share Units

We provided grants of RSUs in 2023 to increase the long-term retention power of our equity compensation and to align with the competitive market. Since the ultimate value of an RSU is based on our stock price at the time the RSU vests, we believe that there is strong alignment with stockholders’ interests while increasing our retention hold on our key executive and employee talent.

The RSUs granted to our executive officers in 2023 generally will vest in equal quarterly instalments over a three-year period commencing on the first quarter after the date of grant, subject to the grantee’s continued employment as of each vesting date.

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Performance Results for Prior Equity Awards

In 2021, we granted to our Named Executive Officers PSUs that could be earned based on relative total shareholder return performance (“rTSR awards”). The rTSR awards had a three-year performance period beginning on January 1, 2021, and ending on December 31, 2023. Among the current Named Executive Officers, only Mr. Behrens and Ms. Guerra received these rTSR awards in 2021.

For the rTSR awards, we measured ACI’s total shareholder return relative to the S&P 400 MidCap Index over the three-year performance period described above. Based on performance relative to the S&P 400 MidCap Index, the rTSR awards could have been earned as illustrated in the following table:

Percentile Ranking	Payout Percentage
<25th	0%
25th	50%
50th	95%
55th	100%
>=75th	200%

Based on ACI’s TSR of -23% during the period, we ranked at the 18th percentile of the S&P 400 MidCap Index, which resulted in a 0% payout under the 2021 rTSR awards.

2024 Annual Equity Awards

In considering our 2024 annual equity awards, the Compensation Committee continued to refine the design of our performance based awards to enhance the effectiveness of our executive compensation program. For 2024, the performance based awards are based on our revenue growth rate, the goals for which were set at the time of grant. The Compensation Committee determined to use revenue rather than Revenue Net of Interchange to differentiate the performance goal from the STIP and to provide a more balanced approach to our incentive compensation since both gross and Revenue Net of Interchange are important financial metrics for us. The awards continue to be subject to a rTSR modifier at the end of a three year performance period based on our performance against the S&P 600 SmallCap Index. We changed the index to the S&P 600 SmallCap Index to align with the index in which we are currently a constituent.

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Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers, with input from all our independent directors

The Compensation Committee is responsible for:

We compete for talent in a highly competitive environment, and our future success and our ability to remain competitive depend on our continuing efforts to attract, retain, and motivate highly qualified executives. The Compensation Committee strives to develop and maintain competitive compensation arrangements that balance our need to hire and retain the best possible talent and our desire to maintain a reasonable and responsible cost structure.

Compensation Review Cycle

The Compensation Committee conducts an annual review of our executive compensation program generally and the compensation arrangements for each of our executive officers in particular. During this review, the Compensation Committee evaluates each executive officer’s base salary level, target annual incentive compensation opportunity, target total cash compensation opportunity, long-term incentive compensation opportunity, target total direct compensation, and any other compensation-related items. Generally, base salary adjustments are effective at the beginning of July of each year, with equity grants typically made in March after the announcement of the prior year’s financial results. Each fiscal quarter, the Compensation Committee tracks our financial and operational performance and the corresponding projected payments under the STIP, as well as the then-current performance of the rTSR PSUs previously granted to our executive officers, as applicable.

Role of Our CEO and Management Team

In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO. Our CEO evaluates the performance and development of each executive officer (other than himself) and based on these evaluations, provides recommendations to the Compensation Committee for any adjustments for the other executive officers to base salaries, target annual incentive compensation opportunities, long-term incentive compensation opportunities, and other compensation-related matters (such as discretionary cash bonuses and supplemental equity awards). Our management team assists the Compensation Committee by providing information on corporate and individual performance as well as our CEO’s perspective and recommendations on compensation matters. In addition, our management team recommends to the Compensation Committee the performance measures and related target levels for the STIP program, which are typically based on our annual operating plan. The management team also recommends the forms of equity awards for our long-term incentive compensation program.

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The Compensation Committee first reviews and discusses the CEO’s recommendations, and then considers a range of other factors (as described below) before approving compensation for our Named Executive Officers. Our CEO is not present for any Compensation Committee discussions about and does not make any recommendations regarding his own compensation.

Factors Considered in Compensation Deliberation

The Compensation Committee considers and discusses changes to our Named Executive Officer compensation based largely on the factors listed below, which are the same factors that the CEO uses in making recommendations to the Compensation Committee . The Compensation Committee does not use a single method or measure in approving the target total direct compensation opportunities or individual compensation elements for our executive officers and does not assign specific weightings to any of the factors it considers. These factors simply provide a framework for the Compensation Committee’s decision-making.

Role of the Compensation Consultant

As permitted under its charter, the Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The Compensation Committee directly engages the compensation consultant, which serves at the discretion of the Compensation Committee, and reviews the terms of the engagement annually.

For 2023, the Compensation Committee continued to retain Compensia, Inc., a national independent compensation consulting firm, to serve as its compensation consultant. Compensia reported directly, and was directly accountable, to the Compensation Committee, and the Compensation Committee retained the sole authority to retain, terminate and obtain the advice of its compensation consultant at the Company’s expense.

The Compensation Committee selected Compensia as its compensation consultant because of Compensia’s expertise and reputation and the fact that Compensia provided no other services to the Company at the time of selection, had no ties to our management team that could jeopardize their independent status, and had strong internal governance policies that help ensure the firm would maintain its independence.

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During 2023, representatives of Compensia regularly attended the meetings of the Compensation Committee (both with and without management present) and provided the following services:

- Consulted with the Compensation Committee chair and other members between Compensation Committee meetings on compensation matters;
- Assisted with the design of the compensation for our CEO and his direct executive reports;
- Reviewed and updated the compensation peer group used to assess the positioning and competitiveness of our executive and non-employee director compensation programs;
- Provided competitive market data based on the compensation peer group and survey data for our executive officer positions and evaluated how the compensation we pay our executive officers compares both to our performance and to compensation for executives at our peer group companies;
- Reviewed and analyzed the base salary levels, target annual incentive compensation opportunities, target total cash compensation opportunities, long-term incentive compensation opportunities, and target total direct compensation of our executive officers and other executive positions;
- Assessed executive compensation trends within our industry and updated the Compensation Committee on corporate governance and regulatory developments;
- Reviewed market equity compensation practices, including burn rate, stock compensation expense and overhang;
- Provided competitive market data based on the compensation peer group regarding the compensation of the non-employee members of our Board, which the Corporate Governance Committee reviews on an annual basis; evaluated how the compensation we pay to these individuals compares to how the companies in the compensation peer group compensate their directors; and made recommendations to the Corporate Governance Committee regarding the compensation of our non-employee directors;
- Provided advice to the Compensation Committee on executive severance and change in control benefits;
- Assisted in the drafting of the Compensation Discussion and Analysis and other executive compensation-related parts of this Proxy Statement; and
- Assessed compensation-related risk to determine whether our executive compensation policies and practices are reasonably likely to have a material adverse impact on us. (For more information, see "Compensation Risk Analysis" above.)

In 2023, Compensia did not provide any services to us except those listed above. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant. With respect to 2023, the Compensation Committee considered the six specific independence factors adopted by the SEC and the NASDAQ Stock Market and determined that Compensia was independent and that their work did not raise any conflicts of interest. The Compensation Committee will continue to monitor the independence of its compensation consultant on an annual basis.

Market Data

Each year, the Compensation Committee identifies a group of peer companies for purposes of comparing and analyzing our executive compensation levels, policies, and practices against the competitive market. The companies in the compensation peer group for 2023 were selected in June 2022 based on their similarity to us, as determined using the following criteria:

•	Companies in the software or information technology services industries;

•	Companies with a similar focus in terms of products or customers that would likely compete against us for financial capital and employees;

•	Companies with revenue ranging between 50% and 200% of our trailing twelve months’ revenue,

•	and a market capitalization ranging between 25% and 400% of our then-current market capitalization; and

•	Independent publicly traded companies headquartered in the U.S.

2024 PROXY STATEMENT 51

The Compensation Committee reviews our compensation peer group at least annually and adjusts its composition, considering changes in our business and the businesses of the peer companies. After consultation with its compensation consultant, the Compensation Committee made adjustments to our peer group as appropriate taking into consideration our selection criteria and merger and acquisition activity over the past year and approved the compensation peer group set forth below for use with respect to 2023 executive compensation decisions. To analyze the compensation practices of the companies in our compensation peer group, the compensation consultant gathered data from public filings (primarily proxy statements) and from a custom cut of companies that participate in the Radford Global Technology Survey. The Compensation Committee used this market data as a reference to assess our compensation levels during its deliberations on compensation forms and amounts.

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Employee Benefit Plans

Overview

We seek to provide our executive officers, including our Named Executive Officers, with health, retirement, and other benefits at a reasonable cost consistent with the health, retirement and other benefits provided at the companies with which we compete for executive talent.

We maintain a tax-qualified Section 401(k) retirement plan that provides for broad-based employee participation. For 2023, we matched contributions made to the plan by our employees, including our Named Executive Officers, beginning on the first anniversary of a participant’s date of hire, up to 6% of the participant’s base salary, with an annual match limit of $5,000 per participant. All employer and employee contributions are 100% vested immediately. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

We also offer substantially all our employees, including our Named Executive Officers, the opportunity to purchase shares of our common stock at a discount under our employee stock purchase plan. Under this plan, participants may contribute up to 10% of their base salary (subject to certain Internal Revenue Service limits) to purchase shares of our common stock at the end of each participation period. Participation periods are the three months ending on April 30, July 31, October 31, and January 31 of each year. Shares are purchased at a price equal to 85% of the fair market value of our common stock on the last day of a participation period.

We provide other benefits to our Named Executive Officers on the same basis as all of our full-time employees, including medical, dental and vision insurance; medical and dependent care flexible spending accounts; health savings account; short-term and long-term disability insurance; accidental death and dismemberment insurance; and basic life insurance coverage.

Non-Qualified Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan in which a select group of executive officers and other highly compensated employees, including our Named Executive Officers, may elect to participate as part of our market-competitive benefit programs.

Perquisites and Other Personal Benefits

We do not provide any significant perquisites to our executive officers, including our Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program, and we do not expect that they will be in the future.

Beginning January 1, 2022, we introduced an annual health check-up for our executive officers, including our Named Executive Officers, through the Mayo Clinic Executive Health Program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Post-Employment Compensation Arrangements

Severance and Change in Control Arrangements

We seek to provide our executive officers with post-employment compensation arrangements that are consistent with the post-employment payments and benefits provided at the companies with which we compete for executive talent. We believe that having reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers.

Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave us under certain circumstances and to keep executive officers working to achieve our goals despite a possible

2024 PROXY STATEMENT 53

change in control of the Company. In particular, our change in control arrangements are intended to keep our most senior executive officers focused on pursuing corporate transactions that are in the best interests of our stockholders, regardless of whether those transactions may result in their own job loss. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits. We believe that these arrangements appropriately align the interests of management and of our stockholders when considering our long-term future.

We provide policy-based severance for top executives in the event of involuntary termination of employment without cause other than pursuant to a change in control. We are also party to an individual severance agreement with our CEO. We also have entered into change in control agreements with each of our Named Executive Officers that enable participating executives to receive certain post-employment payments and benefits in the event of a termination of employment under certain circumstances in connection with a change in control of the Company. Each of these agreements was approved by the Compensation Committee or, in certain instances, by our Board. The terms of these arrangements are described below under “Potential Payments Upon Termination or Change in Control.” That section also includes an estimate of the potential and actual payments and benefits payable under these arrangements as of the end of 2023.

In determining payment and benefit levels under the various circumstances that might trigger the post-employment compensation provisions of our change in control agreements, the Compensation Committee has drawn a distinction between (i) terminations of employment by us for cause and voluntary terminations of employment without good reason and (ii) terminations of employment by us without cause or by a participating Named Executive Officer with good reason in connection with a change in control of the Company. The Compensation Committee considers it appropriate to offer payment in the event of a termination by us without cause or by a participating Named Executive Officer with good reason in connection with a change in control of the Company in light of the benefits to ACI described above, as well as the likelihood that the executive’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate following a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or a decision by an executive to end his or her relationship with ACI.

Payments and benefits in the event of a change in control of the Company are generally payable only if a participating Named Executive Officer experiences a qualifying loss of employment (commonly referred to as a “double trigger” arrangement). Double-trigger arrangements prevent unvested equity from losing its retention value following a change in control of the Company, and also prevent windfalls—both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

Compensation-Related Policies

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers and our directors to align their financial interests with the interests of our stockholders. These guidelines require our executive officers to hold specific beneficial ownership positions in our common stock, expressed as a multiple of base salary. Specifically, the CEO is generally expected to own shares of our common stock with a value equal to at least six times his base salary, and our other executive officers are expected to own shares of our common stock with a value equal to at least three times their base salary.

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Shares of our common stock used to calculate compliance with the guidelines include direct share purchases on the open market, shares acquired through any employee benefit plan, and common stock obtained upon the vesting of RSUs and PSUs. Unearned PSUs, the vested “in-the-money” portion of any option to purchase shares of our common stock, unvested PSUs and unvested RSUs are not counted.

Each executive officer has five years from the date of his or her appointment to an executive officer position to achieve the prescribed ownership level. An executive officer who is promoted into a role with a different ownership level has an additional two years to reach the prescribed ownership level. An executive officer who fails to meet the ownership guidelines within the five-year period may not be eligible for further equity awards and must retain 50% of the “after-tax” shares he or she receives from the exercise of options to purchase shares of our common stock, the vesting of stock appreciation rights for shares of our common stock, and the vesting of any other equity awards granted under our equity compensation plans until he or she achieves the applicable ownership level. Currently, all of our continuing Named Executive Officers either meet the ownership requirements of our guidelines or are still within the five-year period to meet the guidelines.

Compensation Recovery (“Clawback”) Policy

During 2023 we adopted a compensation recovery policy consistent with NASDAQ listing requirements that, in the event of an accounting restatement, generally requires us to recover from current or former Section 16 officers erroneously awarded incentive-based compensation received by them, regardless of any fault or misconduct by the officer. The compensation to be recovered (absent limited exceptions prescribed in the policy) is the incentive-based compensation received by an officer minus the amount the officer would have received had such compensation been determined based on the restated financial statements, calculated on a pre-tax basis. This policy applies to incentive-based compensation received by the Section 16 officer on or after October 2, 2023 and during the three fiscal years preceding the year for which the Company determines that it is required to restate its financial statements, and that is granted, earned or vested based wholly or in part on the achievement of any financial reporting measure or based on the Company’s stock price or total shareholder return.

We also have a legacy recoupment policy that applies to incentive compensation received before October 2, 2023, and to all award recipients, including Named Executive Officers. The legacy policy provides that if the Company is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of an employee, or if it is determined that an employee has otherwise engaged in misconduct (whether or not such misconduct is discovered while the individual is an employee), then the Company has the right to (a) cause the forfeiture or cancellation of any unvested and vested portion of an option, any unvested restricted shares or RSUs, or any unearned PSUs; (b) cause the transfer of ownership back to the Company of any vested shares not subject to transfer restrictions, common shares issued as payment for earned PSUs or RSUs, or cash received as payment for earned PSUs or RSUs; (c) recoup any proceeds from (i) the exercise or vesting of an option, (ii) the vesting of restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of an option or as payment for earned PSUs or RSUs, and (iv) the sale of any unrestricted shares; (d) recoup any annual incentive cash-based payouts; or € take any other action the Company determines is necessary or appropriate and in the best interest of the Company and its stockholders.

Prohibition on Hedging and Pledging

We have a policy that prohibits “short” sales and the use of derivatives by employees and directors. In addition, we prohibit any equity awards from being sold, exchanged, assigned, transferred, pledged, encumbered, or otherwise disposed of by the recipient until they become vested.

Equity Grant Policy

Our Compensation Committee grants all equity awards to management, including our CEO and other executive officers. Our Board grants equity awards to independent directors based upon the recommendation of our Corporate Governance Committee. Annual awards to executives are granted based on a specified dollar amount. The number of RSUs, restricted stock award shares, and PSUs (as applicable) is based upon the closing market price of our stock on the grant date.

2024 PROXY STATEMENT 55

Tax and Accounting Matters

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for public corporations for compensation in excess of $1 million paid in any fiscal year to certain current and former executive officers. In establishing the cash and equity incentive compensation plans and arrangements for our executive officers, our Compensation Committee considers a variety of relevant factors, including the potential impact of the Section 162(m) deduction limit. However, to maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals and objectives, our Compensation Committee has not adopted a policy that all compensation must be deductible. Our Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible.

The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws, and other factors beyond our Compensation Committee’s control, also affect the deductibility of compensation. Our Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with our compensation objectives.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718, Compensation - Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board, including options to purchase shares of our common stock and other stock-based awards, based on the grant date fair value of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period that a recipient is required to render services in exchange for the option or other award.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based on our review and discussions, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report.

Members of the Compensation Committee Samir Zabaneh, Chair James C. Hale III Mary P. Harman

2024 PROXY STATEMENT 57

Executive Compensation

2023 Summary Compensation Table

The following table sets forth the compensation paid to, earned by or awarded to our Principal Executive Officer, our Principal Financial Officer, and the next three most highly compensated executive officers who were serving in such capacity as of December 31, 2023. We refer to the executive officers included in the “summary compensation table” below collectively as our “Named Executive Officers.” No disclosures are provided for Mr. Warsop, Mrs. Guerra, and Mr. Silva for 2021 or Mr. Kuruvilla for 2022 and 2021 as they were not Named Executive Officers for such fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)

Thomas W Warsop, III	2023	2,062,500	325,000	2,308,220	529,870	6,088	5,231,678
President and Chief Executive Officer	2022	577,500		-		108	577,608

Scott W. Behrens	2023	495,000	-	1,902,299	652,000	5,864	3,055,163
Chief Financial Officer	2022	475,000		2,600,005	450,000	6,564	3,531,569
	2021	450,000	-	2,599,997	558,000	6,080	3,614,077

Alessandro Silva	2023	440,000	-	1,019,076	446,035	8,173	1,913,284
Chief Revenue Officer	2022	404,002	225,000	1,349,985	663,664	5,864	2,648,515

Debbie L. Guerra	2023	391,500	-	1,019,076	482,000	62,558	1,955,134
Chief Product Officer	2022	373,831		799,998	300,000	50,939	1,524,768

Kuruvilla, Abraham	2023	80,205	-	1,600,004	-	144	1,680,353
Chief Technology Officer

(1)

Amount in this column for Mr. Warsop III reflects (i) payments earned (at the rate $325,000 per month) for his service as interim CEO from January 1, 2023 through May 31, 2023 and (ii) base salary earned (at the rate of $750,000 per year) for his service during the remainder of the year.

(2)

Column (d) consists of a bonus to Mr. Warsop III for his interim service. Mr. Warsop III received a $325,000 bonus at the discretion of our Board of Directors based on its evaluation of his performance as interim CEO.

(3)

The amounts in column (e) reflect the aggregate grant date fair value of the RSU awards and the PSU awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not necessarily correspond to the actual value that will be recognized by a Named Executive Officer. The assumptions used in the calculation of these amounts are included in footnote 6 to the Company’s audited consolidated financial statements for the year ended December 31, 2023, included in our Annual Report. The grant date fair values included in column (e) are based upon the probable outcome of the performance conditions. Consistent with the requirements of FASB ASC Topic 718, the value of PSUs granted in 2023 is based on one-third of the full number of shares for which Net Adjusted EBITDA Margin and Revenue Net of Interchange Growth goals were established in fiscal year 2023. The remaining portions of the 2023 PSU awards will be linked to goals for subsequent fiscal years and will be reported in the Summary Compensation Tables for those fiscal years. Assuming maximum performance with respect to the applicable performance objectives, the grant date fair values for the PSUs would be as follows: for Mr. Warsop III, $1,816,418; for Mr. Behrens, $1,004,593; for Mr. Silva, $538,153; for Mrs. Guerra, $538,153; and Mr. Kuruvilla did not receive any PSU awards in 2023.

(4)

The amounts in column (g) reflect compensation earned under the Company’s STIP program for the respective fiscal year. For 2023 for Mr. Silva, it also includes his sales incentive plan payments earned for 2023.

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(5)	All Other Compensation includes the payments or accruals for each Named Executive Officer set forth in the “Other Compensation” table below.

Other Compensation Table

Name of Executive	Relocation Bonus	Employer Contributions to the 401K Plan	Premiums for Long-Term Disability Insurance	Other	Total All Other Compensation
	($)(1)	($)	($)	($)(2)	($)

Thomas W. Warsop III	-	5,000	864	224	6,088

Scott W. Behrens	-	5,000	864	-	5,864

Alessandro Silva	-	5,000	864	2,309	8,173

Deborah L. Guerra	41,136	5,000	864	15,558	62,558

Abraham Kuruvilla	-	0	144	-	144

(1)	Relocation Bonus consists of a lump-sum payment of $41,136 to cover costs related to Ms. Guerra’s relocation to ACI’s headquarters.
(2)	Consists of (a) for Mr. Warsop III, a small non-cash gift, (b) for Mr. Silva, the cost to the Company of an executive physical, and (c) for Ms. Guerra, a tax reimbursement related to her Relocation Bonus.

2023 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Thomas W. Warsop, III,
-2023 STIP		109,932	439,726	879,452	-	-	-	-	-
-Restricted Share Units	6/1/2023	-	-	-	-	-	-	61,566	1,400,011
-Performance Share Units	6/1/2023	-	-	-	19,056	38,112	76,224	-	908,209
Scott W. Behrens
-2023 STIP		128,750	515,000	1,030,000	-	-	-	-	-
-Restricted Share Units	5/11/2023	-	-	-	-	-	-	55,933	1,400,003
-Performance Share Units	5/11/2023	-	-	-	9,323	18,645	37,290	-	502,296
Alessandro Silva
-2023 STIP		57,500	230,000	460,000	-	-	-	-	-
-SIP			210,000
-Restricted Share Units	5/11/2023	-	-	-	-	-	-	29,964	749,999
-Performance Share Units	5/11/2023	-	-	-	4,994	9,988	19,976	-	269,077
Deborah L. Guerra
-2023 STIP	-	100,000	400,000	800,000	-	-	-	-	-
-Restricted Share Units	5/11/2023	-	-	-	-	-	-	29,964	749,999
-Performance Share Units	5/11/2023	-	-	-	4,994	9,988	19,976	-	269,077
Abraham Kuruvilla
-2023 STIP		-	-	-	-	-	-	-	-
-Restricted Share Units	11/29/2023	-	-	-	-	-	-	58,932	1,600,004

(1)

The amounts shown are possible payouts under the 2023 STIP (and, for Mr. Silva, his sales incentive plan). Mr. Silva was also eligible for a sales incentive plan with a target amount that represents 50% of his salary as of January 1, 2023. For more information regarding these awards, see “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Awards.”

(2)

The awards shown in columns (f) through (h) reflect shares of our common stock issuable in connection with PSU awards granted to our Named Executive Officers in 2023. Consistent with the requirements of FASB ASC Topic 718, the amounts represent the first third of the PSU award made in fiscal 2023 for which the grant date fair value was established in fiscal 2023. The shares earned from this award are scheduled to vest at the end of the approximately three-year performance period based on achievement of the applicable performance objectives. These awards were granted pursuant to the terms of the 2020 Equity Plan (amended and restated effective June 1, 2023). The amount in column (f) is the number of shares issuable for threshold performance; the amount in column (g) is the number of shares issuable for on-target performance; and the amount in column (h) is the number of shares issuable for maximum performance.

2024 PROXY STATEMENT 59

(3)

The awards shown in column (i) reflect RSUs granted to our Named Executive Officers in 2023, as further described above under “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation.”

(4)

The grant date fair value of each equity award granted during 2023 was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For equity awards that are subject to performance conditions, the amounts reflected in column (l) reflect the value at the grant date based upon the probable outcome of such conditions and this amount is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The probable outcome used for the calculation of the PSUs granted during 2023 is based on the achievement of target performance for each metric.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth the outstanding equity awards for each of our Named Executive Officers for the year ended December 31, 2023.

	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)		(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)

Thomas W. Warsop, III	6/1/2023	-	-	-	-	61,566		1,883,920	38,112	(4)	1,166,227

Scott W. Behrens	5/11/2023 3/1/2022 3/1/2021 2/21/2017 2/23/2016 1/26/2015	- - - 64,000 72,333 94,488	- - - - - -	- - - 20.12 17.89 19.08	- - - 2/21/2027 2/23/2026 1/26/2025	46,610 27,348 11,009 - - -	(3)	1,426,266 836,849 336,875 - - -	18,645 30,240 25,692 - - -	(4) (5) (6)	570,537 925,344 786,175 - - -

Alessandro Silva	5/11/2023 8/9/2022 3/1/2022 6/2/2021	- - - -	- - - -	- - - -	- - - -	24,970 16,917 6,311 3,864	(3) (3)	764,082 517,660 193,117 118,238	9,988 - 6,978 -	(4) (5)	305,633 - 213,527 -

Deborah L. Guerra	5/11/2023 8/9/2022 3/1/2022 3/1/2021	- - - -	- - - -	- - - -	- - - -	24,970 7,894 4,733 1,905	(3) (3)	764,082 241,556 144,830 58,293	9,988 - 5,234 4,447	(4) (5) (6)	305,633 - 160,160 136,078

Abraham Kuruvilla	11/29/2023	-	-	-	-	58,932		1,803,319	-		-

(1)	Unless otherwise noted, all restricted stock units become exercisable as follows: One-third on each of the first three anniversaries of the date of grant.
(2)

The market value of the share awards that have not vested is calculated by multiplying the number of shares set forth in column (g) or (i) (as applicable) by the closing price of our common stock at December 29, 2023 (the last trading day of 2023), $30.60 per share.

(3)	Restricted stock units granted on May 11, 2023 and August 9, 2022 vest in substantially equal quarterly installments for three years following the grant date.
(4)

2023 LTIP PSUs that have an approximately three-year performance period (May 11, 2023 – February 28, 2026) and vest, if at all, following February 28, 2026, based on financial performance metrics and the relative total shareholder return versus the applicable peer group. Consistent with the requirements of FASB ASC Topic 718, the amount shown represents the first third of the PSU award made in fiscal 2023 for which the grant date fair value was established in fiscal 2023. The number of shares denoted is the number issuable for on-target performance.

(5)

2022 LTIP PSUs that have a three-year performance period (March–1, 2022 – February 28, 2025) and vest, if at all, following February 28, 2025, based on relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

(6)

2021 LTIP PSUs that have a three-year performance period (2021 – 2023) and vest, if at all, following December 31, 2023, based on relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

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2023 Option Exercises and Stock Vested

The following table sets forth option exercises and stock vested for each of our Named Executive Officers for the year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)	(e)
Thomas W. Warsop, III	-	-	9,667	220,504
Scott W. Behrens	39,540	254,128	48,424	1,256,498
Alessandro Silva	-	-	21,682	540,811
Deborah L. Guerra	-	-	16,727	427,400
Abraham Kuruvilla	-	-	-	-

(1)	The amounts in column (c) were calculated by determining the difference between the market price of the underlying shares at exercise and the exercise price of the options. The amounts in column (e) were calculated by multiplying the number of vested shares by the closing price per share of ACI common stock on the vesting date.

2023 Nonqualified Deferred Compensation

Our Named Executive Officers (other than the Interim CEO) are eligible to participate in our Amended and Restated Deferred Compensation Plan (the “DCP”). Pursuant to the DCP, participating Named Executive Officers may elect to defer a portion of their eligible compensation. The Company may, in its discretion, credit participant accounts with Company contributions. Participant contributions are always fully vested, and Company contributions may be subject to a vesting schedule of up to five years. Participants in the DCP are permitted to elect from among one or more earnings indices designated by the Compensation Committee in which to notionally invest their DCP balances. Unless otherwise elected by the participant, balances in a participant’s account under the DCP are generally distributed in a lump sum on the earliest of (1) the participant’s separation from service, (2) the participant’s death, or (3) the participant’s qualifying disability.

Name	Executive Contributions in 2023 ($) (b)(1)	Registrant Contributions in 2023 ($) (c)	Aggregate Earnings in 2023 ($) (d)(2)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)(3)
Thomas W. Warsop III	-	-	-	-	-
Scott W. Behrens	-	-	-	-	-
Alessandro Silva	-	-	-	-	-
Deborah L. Guerra	120,000	-	17,047	-	173,372
Abraham Kuruvilla	-	-	-	-	-

(1)	The amount reported in this column was reported as “Non-Equity Incentive Plan Compensation” in the 2023 Summary Compensation Table.
(2)	The amount reported in this column is not reported in the 2023 Summary Compensation Table because the earnings are not above-market or preferential.
(3)	Of the amount set forth in this column for Ms. Guerra, $36,325 was reported as compensation in a prior year’s Summary Compensation Table.

2024 PROXY STATEMENT 61

Potential Payments Upon Termination or Change in Control

Severance Policy

For Named Executive Officers, we adopted a severance policy which we refer to as our Severance Pay Plan. That policy provides severance, medical and dental continuation benefits to eligible employees. Under the Plan, all Named Executive Officers participated during 2023 (except as described below with respect to the CEO). Participating Named Executive Officers are eligible to receive one year’s worth of base salary, target bonus, and a one-year continuation of benefits and outplacement services if they are terminated by us without cause.

CEO Severance Agreement

We entered into a severance agreement with our CEO on June 1, 2023 (the “2023 CEO Severance Agreement”), which has a three-year term. The 2023 CEO Severance Agreement provides that if the Company terminates Mr. Warsop’s employment other than for “Cause”, “Death or “Disability,” or Mr. Warsop terminates his employment for “Good Reason,” other than in circumstances covered by Mr. Warsop’s CIC Agreement (defined below), Mr. Warsop would be entitled to the following benefits: (1) a lump sum cash amount equal to 1.5 times the sum of his annual base salary plus his target annual bonus; (2) generally, at least 18 months of continued benefits to him and his family at the same after-tax cost to him as would have applied prior to the termination (or certain economically equivalent benefits); (3) pro-rata vesting of his then-outstanding restricted stock units; and (4) pro-rata vesting of his then-outstanding PSUs based on actual performance for the full performance period. Pro-rata vesting of equity awards as described above is based on Mr. Warsop’s completed months of service during the vesting or performance period, as applicable. The terms “Cause”, “Disability,” and “Good Reason” have the meanings assigned thereto in Mr. Warsop’s CIC Agreement. The separation benefits described above are generally subject to Mr. Warsop’s execution and non-revocation of a customary release of claims in favor of the Company, as well as his compliance with certain customary confidentiality, non-competition, and employee and customer non-solicitation restrictive covenants. Because of his 2023 CEO Severance Agreement, Mr. Warsop did not participate in the Company’s Severance Pay Plan.

Change in Control Agreements

We have entered into a Change in Control Agreement (the “CIC Agreement”) with each of our Named Executive Officers (each an “Executive” for purposes of this section). The CIC Agreement has an initial term of two years and is extended by two years on each anniversary of the effective date unless proper notice is provided to the Executive.

The CIC Agreement provides that ACI will employ the Executive for a two-year period following a change in control (as defined in the CIC Agreement) (the “Employment Period”). During the Employment Period, ACI will (i) pay the Executive a base salary equal to the highest annual rate of base salary paid or payable to the executive for the 12-month period prior to the change in control, (ii) award the Executive for each fiscal period during the Employment Period total annual and quarterly bonus opportunities equal to at least the executive’s target annual and quarterly bonus opportunities for the year in which the change in control occurs, and (iii) allow the Executive opportunities to participate in ACI’s incentive, savings and retirement plans to an extent no less favorable than opportunities provided for by ACI in the 120-day period prior to the effective date of any change in control.

The CIC Agreement also sets forth our obligations in the event the Executive’s employment terminates during the Employment Period. The following is a summary of such obligations.

Termination of Employment by the Company Other Than for Cause or by the Executive for Good Reason

The CIC Agreement provides that if the Executive’s employment is terminated during the Employment Period other than for cause or the Executive’s death or disability, or the Executive terminates employment for good reason, the Executive will be

62

entitled to receive from ACI certain payments and benefits, contingent upon the receipt of a release of claims as set forth in the CIC Agreement. These payments and benefits include (i) the lump sum of (a) the Executive’s unpaid current-year annual base salary through the date of termination, a portion of current-year bonus based on the current-year target annual bonus, prorated through the date of termination, and any accrued and unpaid vacation pay (together, the “Accrued Obligations”), plus(b) two times, the sum of the annual base salary and target annual bonus; (ii) continued participation at ACI’s cost in welfare benefits plans in which the Executive would have been participating for two years, from the date of termination or until the Executive receives equivalent benefits from a subsequent employer, in which case, welfare benefits plans provided pursuant to the CIC Agreement shall be secondary to those provided under such other plans during the applicable period of eligibility; (iii) outplacement services at ACI’s sole expense, not to exceed $50,000; (iv) any unpaid amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice, program, or any other contract or agreement with ACI or the affiliated companies at or subsequent to the date of termination (the “Other Benefits”); and (v) the Executive shall become fully vested and entitled to immediately exercise (if applicable), all stock-based awards, granted to the Executive under any plans or agreement of ACI.

Death and Disability

If the Executive’s employment is terminated by reason of the Executive’s death or disability after a change in control, we must provide the Executive’s estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits and will have no other severance obligations under the CIC Agreement.

Termination of Employment for Cause or by Executive Other Than for Good Reason

The CIC Agreement provides that if the Executive’s employment is terminated for cause, ACI shall provide the Executive with the executive’s annual base salary through the date of termination, and the timely payment or delivery of the Other Benefits and shall have no other severance obligations under the CIC Agreement. If the Executive voluntarily terminates employment, excluding a termination for good reason, ACI shall provide to the Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the CIC Agreement.

No Tax Gross-Up

The CIC Agreement does not provide for ACI to pay the Executive any gross-up payments for excise taxes that may be imposed upon the Executive as a result of any payments made pursuant to the CIC Agreement. Instead, the CIC Agreements provide for a “best results” provision, which can, in certain circumstances, reduce the amount of payments to an Executive contingent on a change in control, if such reduction would provide the Executive a higher payment net of taxes, including the “Golden Parachute” tax under Section 280G of the Internal Revenue Code.

Acceleration of Equity Awards

No awards accelerate upon a “single trigger” Change in Control. As noted above, there is full vesting acceleration of equity awards upon a qualifying termination.

Non-solicitation and Non-Competition Provisions

During the Employment Period and for a period of one year following termination of employment, each Executive agrees not to (i) enter into or engage in any business that competes with ACI’s business within a specified restricted territory; (ii) solicit customers with whom the Executive had any contact or for which such Executive had any responsibility (either direct or supervisory) at the date of termination or at any time during the one year prior to such date of termination, whether within or outside of the restricted territory, or solicit business, patronage or orders for, or sell, any products and services in competition with, or for any business that competes with ACI’s business within the restricted territory; (iii) divert, entice or otherwise take away any customers, business, patronage or orders of ACI within the restricted territory, or attempt to do so; (iv) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business that competes with ACI’s business within the restricted territory; or (v) solicit, induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of ACI and/or its affiliated companies to terminate their employment, representation or other association with ACI and/or its affiliated companies, provided that the foregoing shall not apply to general advertising not specifically targeted at employees, sales representatives, agents or consultants of ACI and/or its affiliated companies.

2024 PROXY STATEMENT 63

Release

As a condition to receiving any of the severance benefits under the CIC Agreements, the Executive is required to release ACI and its employees from all claims that the Executive may have against them.

Post-Termination Benefits Under Incentive Plans

Short-Term Incentive Plan Terms

Under the 2023 STIP, to be entitled to a payment, the executive, including our Named Executive Officers, must be employed by ACI on the date of payment. If employment with ACI is terminated for any reason prior to the payment date, the executive will not be eligible for a bonus under the 2023 STIP and the executive forfeits all rights to such payment except to the extent otherwise provided by ACI (including under the CIC Agreements).

The individual award agreements with each executive officer, including our Named Executive Officers, related to the 2023 STIP program, grant ACI the right to require an executive officer to forfeit his or her right to payment or to reimburse ACI for any payments previously paid, along with any other action ACI deems necessary or appropriate, in the event it is determined that the executive officer engaged in misconduct in the course of his or her employment.

Equity Incentive Plan Terms

Performance Share Units. The award agreements for PSUs generally provide that if an employee, including a Named Executive Officer, voluntarily terminates employment with ACI prior to payment of the PSUs, all PSUs are forfeited. In the event of death, disability, or termination of employment by the Company without cause, the award agreements generally provide that ACI will provide the employee a pro-rata portion of the PSUs during the full fiscal quarters completed during the applicable performance period until the date of termination based on the shares earned through the end of the full performance period. Such amounts will be paid as soon as practicable after determination of the number of shares earned under PSU awards. Upon the close of a change in control, the performance period for our PSAs will be truncated and the actual performance will be measured. The earned awards will then convert to RSUs with a vesting schedule equal to the PSAs.

RSUs. The award agreements for RSUs generally provide that if any employee, including a Named Executive Officer, voluntarily terminates employment with ACI or we terminated the Named Executive Officer’s employment for any reason, the Named Executive Officer forfeits all unvested RSUs. However, the award agreements also generally provide that if the Named Executive Officer’s employment terminates due to death or disability, all RSUs will immediately vest upon their termination due to death or disability.

Forfeiture and Right of Recoupment

In 2023, we adopted a recoupment policy that complies with the new SEC regulations and Nasdaq listing requirements. Under the new policy, in the event of an accounting restatement, we generally must recover from current or former Section 16 erroneously awarded incentive-based compensation received by them, regardless of any fault or misconduct by the officer. The compensation to be recovered (absent limited exceptions prescribed in the policy) is the actual incentive-based compensation received by an officer minus the amount the officer would have received had such compensation been determined based on the restated financial statements, calculated on a pre-tax basis. This policy applies to incentive-based compensation received by the Section 16 officer on or after October 2, 2023 and during the three fiscal years that ended immediately before the Company determines that it is required to restate its financial statements, and that is granted, earned or vested based wholly or in part on the achievement of any financial reporting measure or based on the Company’s stock price or total shareholder return.

Our legacy recoupment policy, which applies to incentive compensation received before October 2, 2023, and to all award recipients, including Named Executive Officers, provides that (a) if ACI is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of the employee, or (b) it is determined that the employee has otherwise engaged in misconduct (whether or not such misconduct is discovered prior to the termination of the employee’s employment), ACI has the right to (a) cause the forfeiture or cancellation of any unvested and/or vested portion of an option, any unvested restricted shares or RSUs, or any unearned PSUs; (b) cause the transfer of ownership back to ACI of any vested shares not subject to

64

transfer restrictions, common shares issued as payment for earned PSUs or RSUs, or cash received as payment for earned PSUs or RSUs; (c) recoup any proceeds from (i) the exercise or vesting of an option, (ii) the vesting of the restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of the option or as payment for earned PSUs or RSUs and (iv) the sale of any unrestricted shares, along with any other action ACI determines is necessary or appropriate and in the best interest of ACI and its stockholders; and (d) recoup any annual incentive cash-based payouts.

Potential Post-Termination Benefits Table

The table below quantifies certain compensation and benefits that would have become payable to our Named Executive Officers who remained with the Company through the end of 2023 in the event such executive officer’s employment had terminated on December 29, 2023 under various circumstances.

The estimates set forth in the table below are based on our Named Executive Officers’ compensation and service levels as of such date and, if applicable, the closing stock price of our common stock on December 29, 2023, the last trading day of 2023, which was $30.60. These benefits are in addition to benefits generally available to salaried employees such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed to our Named Executive Officers may be different. Factors that could affect these amounts include the timing of any such event and our stock price.

2024 PROXY STATEMENT 65

	By Executive		By ACI
Compensation Program	For Good Reason ($)	Other Than Good Reason ($)	For Cause ($)	Without Cause ($)	Death ($)	Disability ($)	Involuntary or For Good Reason After Change in Control ($)
Cash Severance:
Thomas W. Warsop, III	$2,250,000	$0	$0	$2,250,000	$0	$0	$4,500,000
Scott W. Behrens	$0	$0	$0	$1,030,000	$0	$0	$2,060,000
Abraham Kuruvilla	$0	$0	$0	$920,000	$0	$0	$1,840,000
Alessandro da Silva	$0	$0	$0	$920,000	$0	$0	$1,840,000
Debbie Guerra	$0	$0	$0	$800,000	$0	$0	$1,600,000
Bonus Payment(1)
Thomas W. Warsop, III	$0	$0	$0	$0	$0	$0	$750,000
Scott W. Behrens	$0	$0	$0	$0	$0	$0	$515,000
Abraham Kuruvilla	$0	$0	$0	$0	$0	$0	$460,000
Alessandro da Silva	$0	$0	$0	$0	$0	$0	$460,000
Debbie Guerra	$0	$0	$0	$0	$0	$0	$400,000
RSUs:
Thomas W. Warsop, III	$366,318	$0	$0	$366,318	$1,883,920	$1,883,920	$1,883,920
Scott W. Behrens	$0	$0	$0	$0	$2,599,990	$2,599,990	$2,599,990
Abraham Kuruvilla	$0	$0	$0	$0	$1,803,319	$1,803,319	$1,803,319
Alessandro da Silva	$0	$0	$0	$0	$1,593,097	$1,593,097	$1,593,097
Debbie Guerra	$0	$0	$0	$0	$1,208,761	$1,208,761	$1,208,761
Performance Share Units(2):
Thomas W. Warsop, III	$971,856	$0	$0	$971,856	$971,856	$971,856	$3,498,682
Scott W. Behrens	$0	$0	$0	$1,830,959	$1,830,959	$1,830,959	$3,423,069
Abraham Kuruvilla	$0	$0	$0	$0	$0	$0	$0
Alessandro da Silva	$0	$0	$0	$371,576	$371,576	$371,576	$1,130,425
Debbie Guerra	$0	$0	$0	$472,076	$472,076	$472,076	$1,213,137
Health & Welfare Benefits Continuation:
Thomas W. Warsop, III	$29,074	$0	$0	$29,074	$0	$0	$26,597
Scott W. Behrens	$0	$0	$0	$31,526	$0	$0	$47,944
Abraham Kuruvilla	$0	$0	$0	$30,437	$0	$0	$57,960
Alessandro da Silva	$0	$0	$0	$31,191	$0	$0	$54,115
Debbie Guerra	$0	$0	$0	$30,437	$0	$0	$57,960
Outplacement Services:
Thomas W. Warsop, III	$0	$0	$0	$10,275	$0	$0	$50,000
Scott W. Behrens	$0	$0	$0	$10,275	$0	$0	$50,000
Abraham Kuruvilla	$0	$0	$0	$10,275	$0	$0	$50,000
Alessandro da Silva	$0	$0	$0	$10,275	$0	$0	$50,000
Debbie Guerra	$0	$0	$0	$10,275	$0	$0	$50,000
Totals:
Thomas W. Warsop, III	$3,617,247	$0	$0	$3,627,523	$2,855,776	$2,855,776	$10,709,199
Scott W. Behrens	$0	$0	$0	$2,902,760	$4,430,949	$4,430,949	$8,696,003
Abraham Kuruvilla	$0	$0	$0	$960,712	$1,803,319	$1,803,319	$4,211,279
Alessandro da Silva	$0	$0	$0	$1,333,042	$1,964,673	$1,964,673	$5,127,637
Debbie Guerra	$0	$0	$0	$1,312,788	$1,680,837	$1,680,837	$4,529,858

(1)

Bonus Payment represents the product of (x) the target annual bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365. Because the termination date is assumed to be on the last day of the year, the pro rated bonus payment is equal to the full target annual bonus.

(2)	The estimated pro-rata portion of PSUs (assuming target performance) set forth in this table includes the PSUs granted on March 1, 2021, March 1, 2022, May 11, 2023, and June 1, 2023.

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Pay Ratio Disclosure

Our CEO to median employee pay ratio is approximately 66:1 and was calculated in accordance with item 402(u) of Regulation of S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.

We identified the employee with compensation at the median of the annual total compensation of all of our employees (other than our CEO) by examining the calendar year total cash compensation from January 1, 2023 through December 31, 2023 (using December 31, 2023 as the “median employee determination date”), including salary or wages plus overtime paid, and any earned cash incentive compensation for 2023, for all individuals, excluding Mr Warsop III, who were employed by us (including our consolidated subsidiaries) on the median employee determination date, whether employed on a full-time, part-time, seasonal or temporary basis, subject to the application of the “de minimis” exemption as described below.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect on the median employee determination date.

For employees on a leave of absence, we calculated compensation on an annualized basis. However, we did not include employees absent on an unpaid leave for the entire measurement period (i.e. all of 2023).

The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees. Our total number of employees, including U.S. employees, as of the median employee determination date was 3,065, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the median employee, we used the de minimis exemption to exclude the following approximate numbers of employees who were employed in the following countries:

Excluded Country	Employees	Excluded Country	Employees	Excluded Country	Employees
Argentina	6	Finland	1	Saudi Arabia	2
Austria	10	Greece	1	Sweden	3
Belgium	4	Hong Kong	2	Switzerland	1
Chile	5	Indonesia	3	Taiwan	8
China	16	Japan	19	Thailand	1
Croatia	2	Netherlands	16	Uruguay	11
Ecuador	2	New Zealand	13
Ethiopia	1	Philippines	5

Using the median employee based on the methodology described above, we calculated annual total compensation for such median employee using the same methodology we used to calculate the amount reported for our Named Executive Officers in the “Total” column of the 2023 Summary Compensation Table, set forth above in this proxy statement.

As disclosed in the 2023 Summary Compensation Table, the annual total compensation for fiscal year 2023 for our CEO was $5,231,678. The annual total compensation for the median employee for fiscal year 2023 was $79,118. The resulting ratio of our CEO’s annual total compensation (based on the combined amount described above) to the annual total compensation of our median employee for fiscal year 2023 is approximately 66:1

2024 PROXY STATEMENT 67

Pay Versus Performance Disclosure

Pay Versus Performance
							Value of Initial Fixed $100 Investment Based On: 6
Year (a)	Summary Compensation Table Total for PEO 1 1,3 (b)	Compensation Actually Paid for PEO 1 1,4 (c)	Summary Compensation Table Total for PEO 2 1,3 (d)	Compensation Actually Paid for PEO 2 1,4 (e)	Average Summary Compensation Table Total for Non-PEO NEOs 2 ,3 (f)	Average Compensation Actually Paid for Non-PEO NEOs 2,5 (g)	Total Shareholder Return (h)	Peer Group Total Shareholder Return 7 (i)	Net Income (j)	Company- Selected Measure: Revenue Net of Interchange 8 (k)

2023	$5,231,678	$8,594,753	-	-	$2,150,984	$3,352,988	$81	$134	$121,509,000	$1,031,100,000

2022	$577,608	$799,949	$10,280,267	($5,735,389)	$2,450,602	$790,615	$61	$119	$142,177,000	$1,015,300,000

2021	-	-	$8,768,059	$2,003,203	$2,667,749	$1,273,508	$92	$130	$127,791,000	$1,017,900,000

2020	-	-	$7,001,341	$10,687,663	$2,241,571	$1,643,342	$101	$101	$72,660,000	$960,000,000

1.	The Company’s PEOs for the applicable years were as follows:

–	2023: Thomas W. Warsop III served as the Interim CEO from January 1, 2023 to May 31, 2023 and CEO from June 1, 2023 to December 31, 2023 (“PEO 1”).
–	2022: Odilon Almeida served as the CEO from January 1, 2022 to November 7, 2022 (“PEO 2”); Thomas W. Warsop III served as the Interim CEO from November 7, 2022 to December 31, 2022.
–	2021: Odilon Almeida served as the CEO for the entirety of 2021.
–	2020: Odilon Almeida served as the CEO from March 9, 2020 to December 31, 2020.
–
2020: Note that Craig Saks is being reported as a
non-PEO
NEO for the entirety of 2020, even though he served as the interim CEO from January 1, 2020 until March 8, 2020. This is because the majority of his compensation awarded and earned reflects his time as a non-PEO
NEO and his compensation in the summary compensation table is not divided between his time as PEO and a non-PEO
NEO. If Mr. Saks was disclosed as a PEO for the time he spent as interim CEO from January 1, 2020 until March 8, 2020, we estimate that his total compensation as reported in the summary compensation table would have been $85,385 and his compensation actually paid would have been -$119,010.

2.	The Company’s non-PEO NEOs for the applicable years were as follows:

–	2023: Scott W. Behrens, Alessandro Silva, Deborah L. Guerra, and Abraham Kuruvilla.
–	2022: Scott W. Behrens, Ram K. Puppala, Alessandro Silva, Deborah L. Guerra, Eve Aretakis, and Jeremy M. Wilmot.
–	2021: Scott W. Behrens, Eve Aretakis, Dennis P. Byrnes, Jeremy M. Wilmot, and Ram K. Puppala.
–	2020: Scott W. Behrens, Dennis P. Byrnes, Eve Aretakis, Jeremy M. Wilmot, and Craig Saks.

3.
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s PEOs and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s non-PEO
NEOs.

4.
Amounts reported in these columns represent the “compensation actually paid” to the Company’s PEOs based on the total compensation reported in the Summary Compensation Table for each fiscal year, as adjusted in accordance with SEC rules. For 2023, PEO 1 total compensation reported in the Summary Compensation Table was adjusted as shown in the table below. For information on the calculation of “compensation actually paid” for 2020, 2021 and 2022, please see the “pay versus performance” disclosure in our 2023 definitive proxy statement.

PEO 1
		2023
	Summary Compensation Table - Total Compensation	$5,231,678
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	($2,308,220)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$$5,665,011
+/-	Change in Fair Value (from Prior Year-End to Year-End) of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$$0
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$$0
+/-	Change in Fair Value (from Prior Year-End to Vesting Date) of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$$6,284
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$$0
=	Compensation Actually Paid	$8,594,753

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Equity Award Valuations
: Equity values are computed in accordance with FASB ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

5.
Amounts reported in this column represent the “compensation actually paid” to the NEOs other than the PEO, based on the average “Total” compensation for such NEOs reported in the Summary Compensation Table for each fiscal year, as adjusted in accordance with SEC rules. For 2023, the non-PEO
NEOs’ average total compensation reported in the Summary Compensation Table was adjusted as shown in the table below (with the numbers representing average amounts for the applicable non-PEO
NEOs). See footnote 2 for the
non-PEO
NEOs included in the average for the 2023 fiscal year. For information on the calculation of “compensation actually paid” for 2020, 2021, and 2022, please see the “pay versus performance” disclosure in our 2023 definitive proxy statement.

NEO Average
		2023
	Summary Compensation Table - Total Compensation	$2,150,984
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	($1,385,114)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$2,295,047
+/-	Change in Fair Value (from Prior Year-End to Year-End) of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$285,263
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+/-	Change in Fair Value (from Prior Year-End to Vesting Date) of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year.	$48,174
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	($41,366)
=	Compensation Actually Paid	$3,352,988
Equity Award Valuations
: Equity values are computed in accordance with FASB ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

6.
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock and the stock of the stock of the S&P Midcap 400 Index. Historic stock price performance is not necessarily indicative of future stock price performance.

7.	The TSR Peer Group consists of the S&P Midcap 400 Index, an independently prepared index.
8.
As noted in the CD&A, for 2023, the Compensation Committee determined that Revenue Net of Interchange was viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in our short-term cash incentive program and PSUs in fiscal year 2023. Revenue Net of Interchange, as used in this disclosure, is defined as revenue net of pass-through interchange revenue. For purposes of calculations of 2023, Revenue Net of Interchange is based on our 2023 budgeted foreign exchange rate, while the other years presented are based on our actual foreign exchange rates. See Appendix A for full reconciliation for Revenue Net of Interchange.

Tabular List of Financial Performance Measures
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2023 to company performance:

•	Adjusted EBITDA

•	Revenue Net of Interchange Growth

•	Net Adjusted EBITDA Margin

•	Relative Total Shareholder Return

2024 PROXY STATEMENT
 69

Relationship Between Pay and Performance
“Compensation actually paid” (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end
stock prices, various accounting valuation assumptions, and projected performance modifiers but does not necessarily reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed
“pay-for-performance”
and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see “Compensation Discussion and Analysis” in this Proxy Statement and in the proxy statements for 2020, 2021, and 2022.
Below are graphs showing the relationship of “Compensation Actually Paid” to our CEO and other NEOs (on average) in our fiscal years 2020, 2021, 2022, and 2023 to (1) TSR of both our common stock and the S&P 400 Midcap Index, (2) our net income, and (3) our Revenue Net of Interchange. The first graph also shows a comparison between our TSR of our common stock and of the S&P Midcap 400 Index.

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2024 PROXY STATEMENT
 71

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions

Pursuant to the Audit Committee charter, any proposed related person transaction is to be submitted to the Audit Committee for review and approval, and no such transaction may be entered into without the Audit Committee’s prior approval. A “related person transaction” is a transaction between us and a related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which the related person has or will have a direct or indirect material interest. Related persons include our directors, executive officers, their respective immediate family members and 5% beneficial owners of our common stock. The Audit Committee reviews and considers each transaction in light of the specific facts and circumstances presented.

Compensation Committee Interlocks and Insider Participation

During 2023, James C. Hale, Mary P. Harman, and Samir Zabaneh served on the Compensation Committee. No member of the Compensation Committee was at any time during 2023, or at any other time, an officer or employee of ACI. None of our executive officers currently serves, or in 2023 has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other company that has one or more of its executive officers serving on our Board or Compensation Committee.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are ACI stockholders will be “householding” our proxy materials. A single Internet Availability Notice, set of proxy materials or annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Internet Availability Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to ACI’s office located at 6060 Coventry Drive, Elkhorn, NE 68022 or call (402) 390-7600. ACI undertakes to deliver promptly to a stockholder upon such written or oral request a separate Internet Availability Notice, set of proxy materials or annual report.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

72

Annual Report

Stockholders may obtain a copy of our Annual Report and a list of the exhibits thereto without charge by written request delivered to ACI, Attn: Investor Relations, 6060 Coventry Drive, Elkhorn, NE 68022. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available on our website at aciworldwide.com as soon as reasonably practicable after we file such information electronically with the SEC.

Stockholder Communications with our Board

Communications from stockholders to our Board, including stockholder director recommendations as well as stockholder proposals submitted in accordance with the procedures described in this Proxy Statement, may be delivered to our Secretary at 6060 Coventry Drive, Elkhorn, NE 68022; or via telephone to (402) 390-7600. These communications will be received by our Secretary, who will forward them to the appropriate members of our Board.

2024 PROXY STATEMENT 73

Other Matters

Our Board does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

By Order of the Board of Directors

74

Appendix A

We provide the information below to reconcile to GAAP those non-GAAP financial metrics used by management to measure performance and those financial metrics used that are either non-GAAP financial metrics or reflect approved adjustments. The non-GAAP measures exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.

Revenue Net of Interchange

Revenue Net of Interchange is a non-GAAP financial measure defined as revenue net of pass-through interchange revenue. Revenue Net of Interchange should be considered in addition to, rather than as a substitute for, revenue. For purposes of calculations under our 2023 short-term incentive program awards and our 2023 PSU awards, we further adjusted Revenue Net of Interchange (including for purposes of calculating Net Adjusted EBITDA Margin) to be based on our 2023 budgeted foreign exchange rate rather than our actual foreign exchange rates. The following is a reconciliation of Revenue Net of Interchange to revenue for the years ended December 31, 2023 and 2022:

Revenue Net of Interchange (millions)	Years Ended December 31,
	2023	2022
Revenue	$1,452.6	$1,421.9
Minus:
Pass-through Interchange Revenue	421.1	406.6

Revenue Net of Interchange	$1,031.5	$1,015.3

Approved Adjustments Related to Annual Cash Incentive Plan Metrics(1)	0.4

Revenue Net of Interchange(2)	$1,031.1

(1)	Reflects adjustments for the use of 2023 budgeted foreign exchange rate rather than actual foreign exchange rates.
(2)	Revenue Net of Interchange used for purposes of calculations under our 2023 short-term incentive program awards and our 2023 PSU awards.

Adjusted EBITDA and Net Adjusted EBITDA Margin

Adjusted EBITDA is a non-GAAP financial measure defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income. Net Adjusted EBITDA Margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue Net of Interchange. For purposes of calculations under our 2023 short-term incentive program awards and our 2023 PSU awards, we further adjusted Adjusted EBITDA (including for purposes of calculating Net Adjusted EBITDA Margin) to be based on our 2023 budgeted foreign exchange rate rather than our actual foreign exchange rates.

2024 PROXY STATEMENT A-1

The following is a reconciliation of Adjusted EBITDA to net income for the years ended December 31, 2023 and 2022:

Adjusted EBITDA (millions)	Years Ended December 31,
	2023	2022
Net income	$121.5	$142.2
Plus:
Income tax expense	26.1	64.5
Net interest expense	64.3	40.6
Net other (income) expense	8.5	(43.4)
Depreciation expense	23.7	23.2
Amortization expense	98.6	104.1
Non-cash stock-based compensation expense	24.5	29.8

Adjusted EBITDA before significant transaction-related expenses	$367.2	$361.0
CEO transition	-	3.6
Employee related actions	21.0	-
European datacenter migration	2.8	5.8
Other	4.4	3.0

Adjusted EBITDA	$395.4	$373.4

Net Adjusted EBITDA Margin	38%	37%

Approved Adjustments Related to Annual Cash Incentive Plan Metrics(1)	0.9

Adjusted EBITDA(2)	$396.3

Net Adjusted EBITDA Margin(2)	38%

(1)	Reflects adjustments for the use of 2023 budgeted foreign exchange rate rather than actual foreign exchange rates.
(2)	Adjusted EBITDA and Net Adjusted EBITDA Margin used for purposes of calculations under our 2023 short-term incentive program awards and our 2023 PSU awards.

A-2

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ACI Worldwide, Inc.	Internet:
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For Stockholders of record as of April 9, 2024	Phone:
Tuesday, June 4, 2024 11:00 AM, Eastern Time	1-866-390-5392
Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ACIW for more details.	•	Use any touch-tone telephone
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Mail:
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YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 11:00 AM, Eastern Time, June 4, 2024.	Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/ACIW

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Craig Maki and Karen Hobbs (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ACI Worldwide, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

ACI Worldwide, Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ALL NOMINEES FOR DIRECTOR ON PROPOSAL 1, AND FOR PROPOSALS 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 Adalio T. Sanchez	☐	☐	☐	FOR

	1.02 Juan A. Benitez	☐	☐	☐	FOR

	1.03 Janet O. Estep	☐	☐	☐	FOR

	1.04 Mary P. Harman	☐	☐	☐	FOR

	1.05 Katrinka B. McCallum	☐	☐	☐	FOR

	1.06 Charles E. Peters, Jr.	☐	☐	☐	FOR

	1.07 Thomas W. Warsop III	☐	☐	☐	FOR

	1.08 Samir M. Zabaneh	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;	☐	☐	☐	FOR

3.	To conduct an advisory vote to approve named executive officer compensation; and	☐	☐	☐	FOR

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/ACIW

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date